UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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                                     Autobytel Inc.
(Name of Registrant as Specified In Its Charter)

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Autobytel Inc. 18872 MacArthur Blvd., Suite 200 Irvine, CA 92612 Phone: (949) 225-4500 Fax: (949) 225-4557

May 2, 2011

Dear Fellow Stockholders:

2010 was a pivotal year for Autobytel, as we continued key refinements to our core businesses, completed the acquisition of Cyber Ventures and Autotropolis, and better positioned the company as a whole to benefit from, and better compete within, an improving U.S. automotive market.  As we strategically capitalize on the automotive industry’s recovery and our newly enhanced resources, we stand firmly committed to provide innovative marketplace solutions and high-converting purchase requests to our customers.  Simultaneously, we are developing a more robust online consumer shopping experience for prospective automotive buyers across our network of websites.

Changing the Game

We are very pleased with the integration and immediate contributions that we have derived from Cyber Ventures and Autotropolis since the September 2010 acquisition.  As a result, we are now self-generating the majority of our new car purchase requests through Autobytel's network of websites.  In fact, internally-generated purchase request volume has grown by 240% comparing the 4th quarter of 2010 to the 4th quarter of 2009. We have also benefitted from an improvement in the quality of our purchase requests – namely, the percentage of purchase requests that convert to sales for our dealer and manufacturer customers.  The combination of increased volume and quality of purchase requests has helped to drive improved demand from our customers.

Internally-generated purchase requests reduce our cost of sales, thus boosting our gross margin.  From 2009 to 2010, internally-generated purchase requests rose from 11% of total requests to 46% on a 7% increase in the number of total purchase requests delivered.  Gross margin during the same period improved by 200 basis points to 37.8% for 2010 and ended the 4th quarter of 2010 at 39.3%.  Our goal for 2011 is to grow the total number of purchase requests that we deliver to 4.0 million from 2.9 million in 2010, while increasing our annual percentage of internally-generated purchase requests to 70%.  Over time, we want to increase this percentage to the 75-80% range, with the remainder of our purchase requests coming from trusted third party providers.  Together with other initiatives, our objective is to add several hundred basis points to our gross margin by the end of 2011.

Becoming “Your Lifetime Automotive Advisor”TM

Because the Internet continues to serve as a vibrant and useful medium for automotive consumers, regardless of where they are in the ownership lifecycle, from purchase to maintenance to resale, we believe we have an opportunity to build upon our heritage and uniquely position our brand among today’s and tomorrow’s consumers.  With approximately 12 million average monthly page-views across our network of consumer-facing websites and the level of our click-through rates, we have a strong foundation from which we are developing consumer offerings that will enable us to attract, retain and monetize an even broader base of visitors to our Autobytel sites.

To build upon our position as a trusted source for rich automotive content and comparison shopping tools, we are nearing completion of a best-in-class redesign of our flagship site, Autobytel.com.  Our site will incorporate many new and innovative features that we believe are key to attracting more users, and more importantly, giving them strong reasons to stay with the brand throughout the entire automotive lifecycle.  We plan to launch this dynamic redesign and our new tagline, “Your Lifetime Automotive Advisor”TM, on the new Autobytel.com this June.

As evidence of our commitment to deliver on the Lifetime Automotive Advisor proposition, we recently added a feature called My Garage®, made possible through an alliance with DriverSide, the industry’s leading online vehicle ownership site in which we invested $1.0 million during 2010. My Garage® offers consumers unique access to personalized advice on a wide variety of car ownership subjects, such as insurance, financing, parts and accessories, warranty updates, service and maintenance, cost of ownership and recall information.  Through features like My Garage®, the Autobytel brand can touch consumers at numerous points throughout the automotive ownership lifecycle, rather than only every three to five years when they are actively in the market to purchase or lease their next vehicle.  We believe the Lifetime Automotive Advisor strategy will strengthen our brand equity with consumers and create attractive new monetization opportunities as well.

Benefiting from a Recovering Industry

The auto industry has been making steady improvement after several challenging years. In a February 2011 presentation,   J.D. Power and Associates estimated that U.S. light vehicle sales will grow approximately 5.7% on average each year from 2011 through 2015, including an estimated 12.1% increase to 13 million light vehicles sales for 2011. March 2011 U.S. automobile sales of a seasonally adjusted annualized 13.1 million and estimated sales for April outpaces the J.D. Powers estimate for 2011. However, we do expect that there will be some month-to-month disruption in U.S. automobile sales during the remainder of 2011, and potentially a reduction in total vehicle sales for 2011, due to rising gasoline prices and recent announcements by both Japanese and domestic auto manufacturers regarding production delays resulting from the earthquake in Japan and its aftermath.

Growth in our OEM and other wholesale programs was strong for 2010, and we now deliver more purchase requests to OEMs and other third-parties in the automotive lead distribution industry than we do to dealers, even as our dealer base consistently grew for the five consecutive quarter period ended December 31, 2010. At the end of 2010, our customer base included slightly more than 4,000 new, used, specialty finance and other dealers, providing Autobytel with a solid foundation from which to deliver new, customer focused products and services.

We have continued to see rapid adoption of our industry-first products such as WebLeads+TM, which helps increase purchase request volume through a dealer's website, and iControl by AutobytelTM, which gives dealers flexibility in configuring their mix of online purchase requests to reflect real-time inventory and other macro/local market activities.  Products like these are representative of the innovative thinking for which Autobytel is known and are intended to generate longer-term relationships with our key constituents.

Generating Additional Growth and High Margin Opportunities
In addition to making progress in our core automotive purchase request business and with our consumer-facing websites, there are several opportunities on the horizon.  For example, a new, recently developed portfolio of data and analytics products builds on the substantial amount of auto purchase and intender data that we continuously gather.  This data provides intelligence for auto manufacturers, large dealer groups, advertising agencies and publishers to help them better understand automotive consumers and more effectively plan and optimize marketing investments.

The launch of our DealershipJobs.com website during the February 2010 National Automobile Dealer Association convention in San Francisco gave the industry its first comprehensive dealership employment portal to help attract high-quality employees.  With more than 5,000 automotive jobs now posted on this website, and plans for added functionality in the coming months, our plan is to generate advertising and other revenues from the site as traffic continues to grow.

Over the past two years, the slump in the automotive market and the subsequent volatility of OEM marketing budgets drove a negative impact on advertising revenues. In addition, as we strategically eliminated poor quality traffic sources, we sustained a decrease in revenue-generating page-views across our sites.  However, we believe the recovery in the automotive sector, along with our recent site performance and the redesign of Autobytel.com, will allow us to grow advertising revenues.  Specifically, as the market for OEM Internet advertising picks up, we have continued to see strong click-through rates for our advertisers, which along with our commitment to grow page-views, should bode well for sustainable growth for our advertising products and services.

Driving Future Success

After successfully realigning our business, we believe Autobytel is now well positioned to participate meaningfully in further consolidation of our market segment and in the anticipated continued automotive market turnaround.  Our core automotive purchase request business has been re-invigorated, Autobytel.com is undergoing a major upgrade, margins have improved, and we are focused on multiple new revenue opportunities.

On behalf of Autobytel’s Board and our dedicated employees, many thanks to our stockholders, OEM and dealer customers, partners, and consumers for your continued support and loyalty.

Sincerely,

Jeffrey H. Coats
President and Chief Executive Officer

This letter contains forward-looking statements.  These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s results, levels of activity, performance or achievement to be materially different from any future results, levels of activity, performance or achievements expressed or implied in or contemplated by the forward-looking statements.  Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “should,” “estimate,” “predict,” “guidance,” “potential,” “continue,” “goal,” “objective” or the negative of those terms or other similar expressions, identify forward-looking statements.  Our actual results and the timing of events may differ significantly from those discussed in the forward-looking statements as a result of various factors, many of which are beyond our control, including but not limited to, those discussed in our annual and quarterly reports filed with the Securities and Exchange Commission under the caption “Risk Factors”. Because of these factors, risks and uncertainties, we caution against placing undue reliance on forward-looking statements. Except to the extent as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this letter.

AUTOBYTEL INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 23, 2011

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Autobytel Inc., a Delaware corporation (“Autobytel” or “Company”), will be held at the Hilton Irvine/Orange County Airport, 18800 MacArthur Boulevard, Irvine, California 92612, on Thursday, June 23, 2011, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.      To elect two Class I Directors;

2.      To approve the Autobytel Inc. Tax Benefit Preservation Plan;

3.      To ratify the appointment by the Company’s Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2011; and

4.      To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

At the Annual Meeting, the Board of Directors intends to present Jeffrey H. Coats and Jeffrey M. Stibel as nominees for election to the Board of Directors.

The Board of Directors has fixed the close of business on April 27, 2011 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of Autobytel, 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400, and will also be available for examination by any stockholder at the Annual Meeting until its adjournment.

The Company is enclosing a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

PLEASE READ CAREFULLY THE ACCOMPANYING PROXY STATEMENT. AUTOBYTEL INVITES ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY CARD.

By Order of the Board of Directors
Jeffrey H. Coats President and Chief Executive Officer
Irvine, California
May 2, 2011

IMPORTANT

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED TO AUTOBYTEL’S TRANSFER AGENT AT ATTENTION: PROXY SERVICES, C/O COMPUTERSHARE INVESTOR SERVICES, P. O. BOX 43102, PROVIDENCE, RI 02940-5068, TO BE RECEIVED NO LATER THAN JUNE 22, 2011.  IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO AUTOBYTEL OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN MAILING IN YOUR PROXY CARD PROMPTLY.

PROXY STATEMENT

Autobytel Inc.
18872 MacArthur Boulevard, Suite 200
Irvine, California 92612-1400

ANNUAL MEETING
To Be Held on June 23, 2011

THE MEETING

THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF AUTOBYTEL INC., A DELAWARE CORPORATION (“AUTOBYTEL” OR “COMPANY”), FOR USE AT AUTOBYTEL’S 2011 ANNUAL MEETING OF STOCKHOLDERS (“ANNUAL MEETING”) TO BE HELD ON THURSDAY, JUNE 23, 2011 AT 10:00 A.M., PACIFIC DAYLIGHT TIME, AT THE HILTON IRVINE/ORANGE COUNTY AIRPORT, 18800 MACARTHUR BLVD., IRVINE, CALIFORNIA 92612-1400, AND AT ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

This Proxy Statement of Autobytel is being mailed on or about May 11, 2011 to each stockholder of record as of the close of business on April 27, 2011.

Record Date and Outstanding Shares

Autobytel’s Board of Directors has fixed the close of business on April 27, 2011 as the record date for the Annual Meeting (“Record Date”). Only holders of record of Autobytel’s Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 46,040,645 shares of Common Stock outstanding and entitled to vote.

Quorum and Vote Required

Quorum.  The holders of record of a majority in voting power of the shares of stock of the Company issued and outstanding and entitled to be voted on any matter, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

Vote Required.  Holders of Autobytel Common Stock are entitled to one vote for each share held as of the Record Date on all matters to be voted on. The Company’s Bylaws provide that except as otherwise provided in the Company’s Certificate of Incorporation, in the Bylaws, the rules or regulations of any stock exchange applicable to the Company or by applicable law or regulation, all matters will be decided by the vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the matter. In the election of directors, the Bylaws provide that the persons receiving the greatest number of votes, up to the number of directors then to be elected, will be the persons elected.

Abstentions.  Any abstention will be counted for purposes of determining a quorum, but will have the same effect as a vote AGAINST any proposal considered at the Annual Meeting required to be decided by a vote of a majority in voting power of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will not affect the election of a nominee for election to the Board of Directors as long as the nominee receives at least one vote in favor of the nominee’s election.

Broker Discretionary Voting.  If your shares are held by a broker, your broker will ask you how you want your shares to be voted at the Annual Meeting.  If you give your broker instructions, your broker should vote your shares in accordance with your instructions.  If you do not hold your shares of record in your own name and you do not provide the broker or other person holding your shares of record with voting instructions, the broker may vote your shares in its discretion with respect to Proposal No. 3 (ratification of the appointment of the Company's independent registered public accounting firm) and your shares will be counted for purposes of determining the presence or absence of a quorum.  However, your broker will not have discretionary authority to vote your shares with respect to either Proposal No. 1 (election of directors) or Proposal No. 2 (approval of the Autobytel Inc. Tax Benefit Preservation Plan).  Furthermore, your shares will not be counted in determining the number of votes cast for or against these proposals and for purposes of determining the number of shares present and entitled to vote on these proposals.  Thus, if you do not give instructions to your broker, your shares will not have any effect on the voting outcome of these two proposals.

Expenses of Proxy Solicitation

Officers, directors and regular employees of Autobytel may solicit proxies by regular mail, electronic mail, facsimile transmission or personal calls. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses. In addition, Autobytel may retain MacKenzie Partners, Inc. to act as a proxy solicitor in conjunction with the Annual Meeting. Estimated fees and costs for such proxy solicitation services are $6,500 plus reasonable disbursements.

Autobytel will pay all of the expenses of soliciting proxies to be voted at the Annual Meeting. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. They will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard.

Voting of Proxies

The proxy accompanying this Proxy Statement is solicited on behalf of the Autobytel Board of Directors for use at the Annual Meeting.  Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Autobytel.  All properly signed proxies that Autobytel receives prior to the vote at the Annual Meeting and that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, such proxies will be voted FOR the nominees for Class I Director (Proposal 1); FOR ratification of the adoption of the Autobytel Inc. Tax Benefit Preservation Plan (“Plan”) (Proposal 2); and FOR ratification of the appointment by the Company’s Audit Committee of Ernst & Young LLP as independent registered public accounting firm for 2011 (Proposal 3).

Autobytel’s Board of Directors does not know of any matter that is not referred to in this Proxy Statement to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxies will have discretion to vote on those matters in accordance with their best judgment.

Revocability of Proxy

If you are the holder of record for your shares, you may revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering to the Company’s Secretary a revocation of the proxy or a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Recommendation of the Board of Directors

The Board of Directors of Autobytel recommends that Autobytel stockholders vote FOR the election of Messrs. Coats and Stibel as Class I Directors.  The Board of Directors of Autobytel also recommends that Autobytel stockholders vote FOR approval of the Plan (Proposal 2); and FOR the ratification of the appointment by the Company’s Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2011 (Proposal 3).

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 23, 2011: Copies of this Proxy Statement, the form of Proxy and the Company’s Annual Report on Form 10-K are available online at http://www.autobytel.com/proxymaterials.  Stockholders wishing to attend the Annual Meeting may obtain directions by calling us at (949) 862-1391.

PROPOSAL 1

NOMINATION AND ELECTION OF DIRECTORS

Nominees for Class I Directors

Messrs. Jeffery H. Coats and Jeffrey M. Stibel are nominated for election as Class I Directors at the Annual Meeting. The nominees for Class I Directors were nominated by the Board of Directors at the recommendation of the Board of Director’s Corporate Governance and Nominations Committee.

  Jeffrey H. Coats.  Mr. Coats was elected as a director of Autobytel in August 1996 and was appointed as the Company’s President and Chief Executive Officer on December 11, 2008.  Mr. Coats has been a partner of Southgate Alternative Investments, Inc. since November 2007. Mr. Coats has been Executive Chairman of Mikronite Technologies Group Inc., an industrial technology company, since March 2007 and a director thereof since February 2002. Since August 2001, Mr. Coats has also been Managing Director of Maverick Associates LLC, a financial consulting and investment company. From July 1999 to July 2001, Mr. Coats was a Founder and Managing Director of TH Lee Global Internet Managers, L.P., a fund manager focused on making equity investments in e-commerce and Internet-related companies globally. Mr. Coats remains a limited partner of the fund. Mr. Coats served as Managing Director of GE Equity, Inc., a wholly-owned subsidiary of General Electric Capital Corporation, from April 1996 to July 1999. Mr. Coats holds a B.B.A. in Finance from the University of Georgia and an M.B.A. in International Management from the American Graduate School of International Management. Mr. Coats’ experience in venture and private equity, banking, executive management and capital markets led the Board to conclude that Mr. Coats should serve as one of our directors.

  Jeffrey M. Stibel.  Mr. Stibel has been a director of Autobytel since December 2006. Since August 2010, Mr. Stibel has been the Chairman and Chief Executive Officer of Dun & Bradstreet Credibility Corp. From August 2005 to September 2009, Mr. Stibel was first President and Chief Executive Officer of Web.com, Inc., a leading provider of online marketing services for small businesses, and then President and a member of the Board of Directors of Web.com Group, Inc., a successor company to Web.com, Inc.  From August 2000 to August 2005, Mr. Stibel held executive positions, including General Manager and Senior Vice President at United Online, Inc., a technology company that owns and operates branded Internet service providers and Web services.  Mr. Stibel serves on the Board of Brown University’s Entrepreneurship Program and Tufts University’s Gordon Center for Leadership.  Mr. Stibel received a Bachelors degree from Tufts University, a Masters degree from Brown University and studied business and brain science at Massachusetts Institute of Technology’s Sloan School of Management and at Brown University, where he was a Brain and Behavior Fellow.  Mr. Stibel’s experience as an executive officer of various online marketing and technology companies led the Board to conclude that Mr. Stibel should serve as one of our directors.

Voting for Class I Directors

  The persons named in the enclosed proxy card will vote FOR the election of Jeffrey H. Coats and Jeffrey M. Stibel as Class I Directors unless instructed otherwise in the proxy.  Because no other nominees have been properly and timely nominated in accordance with the Company’s Bylaws, Messrs. Coats and Stibel will be elected as Class I Directors as long as they receive at least one vote each for election. Holders of Common Stock are not entitled to cumulate their votes in the election of directors. The Class I Directors will hold office until the 2014 Annual Meeting of Stockholders and until the director’s successor is duly qualified and elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MR. COATS AND MR. STIBEL.

  Although Messrs. Coats and Stibel have each consented to serve as directors if elected and the Board of Directors has no reason to believe that either of them will be unable to serve as a director, if any of the nominees withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors.

PROPOSAL 2

APPROVAL
OF THE
AUTOBYTEL INC. TAX BENEFIT PRESERVATION PLAN

Background and Reasons for Proposal

The Company has generated substantial net operating loss (“NOL”) carryforwards and other tax attributes for United States federal income tax purposes (“Tax Benefits”) that can generally be used to offset future taxable income and therefore reduce federal income tax obligations. However, the Company’s ability to use the Tax Benefits will be adversely affected if there is an “ownership change” of the Company as defined under Section 382 (“Section 382”) of the Internal Revenue Code (“IRC”). In general, a Section 382 ownership change will occur if the Company’s “5-percent shareholders” (as defined under Section 382) collectively increase their ownership in the Company by more than 50% over a rolling three-year period. At March 31, 2011, we had NOL carryforwards of approximately $180 million for federal and state income tax purposes available to offset future taxable income. Until the NOL carryforwards expire, they can generally be used to reduce any future federal income tax and, as a result, are a very valuable asset to the Company.  Our board of directors (“Board”) believes that it is in the Company’s best interests to prevent the imposition of limitations on their use. These NOL carryforwards expire on various dates ranging from 2017 to 2031.

Effective as of May 26, 2010 (“Plan Adoption Date”), the Company entered into a Tax Benefit Preservation Plan with Computershare Trust Company, N.A., as rights agent (“Plan”). After consultation with its legal, tax and investment banking advisors, the Board adopted the Plan with the intent to protect stockholder value by preserving the Company’s Tax Benefits. At the time the Company adopted the Plan the Company terminated its existing stockholders rights plan, which plan was not designed to protect the Tax Benefits.

A period of unusually high trading volume in the Company’s stock in May 2010 prompted the Board’s consideration and decision to adopt the Plan.  The trading highlighted concerns that an “ownership change,” as defined under Section 382, could occur unless action was taken to protect against such an event. This concern was also raised by certain significant stockholders of the Company in discussions with the Company’s management. The Plan is intended to protect stockholder value by reducing the risk of a Section 382 ownership change, thereby preserving our ability to use the Company’s NOL carryforwards. The Plan is intended to act as a deterrent to any person or group acquiring 4.90% or more of our outstanding common stock without the approval of our Board. Although the Plan is intended to reduce the likelihood of an “ownership change” that could adversely affect us, we cannot assure that the Plan will prevent all transfers that could result in such an “ownership change.”

The Board is asking stockholders to approve the Plan at the Annual Meeting. If the Plan is not approved by the stockholders, the Plan will terminate at the end of the calendar month in which the Annual Meeting is held.

Section 382 Ownership Changes

Generally, an “ownership change” can occur through one or more acquisitions of a company’s shares by which one or more stockholders, each of whom owns or is deemed to own directly or indirectly 5% or more in value of the company’s stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders at any time during the preceding rolling three-year period. Calculating whether an “ownership change” has occurred is complex and subject to inherent uncertainty. This uncertainty results from the complexity of Section 382, as well as limitations on the knowledge of the ownership of, and transactions in, the securities of any publicly traded company, including our common stock. We have analyzed the ownership information available to us, along with various scenarios of possible future changes of ownership. In light of this analysis, our current stock price and daily trading volume, we believe that if the Plan is not approved and therefore is terminated, we may likely undergo a Section 382 “ownership change.”

If we were to experience a Section 382 “ownership change,” the use of our NOLs and credits to offset our taxable income subsequent to the “ownership change” would be materially limited. The annual limit is subject to substantial limitations and is generally calculated by multiplying (1) the aggregate value of our outstanding equity, or market capitalization, immediately prior to the “ownership change” (subject to certain reductions) by (2) the federal long-term tax-

exempt interest rate in effect for the month of the “ownership change.” If we were to have taxable income in excess of the NOL utilization limitations following a Section 382 “ownership change” we would not be able to offset that excess taxable income with the NOLs. Although any loss carryforwards not used as a result of any Section 382 limitation would remain available to offset income in future years (again, subject to the Section 382 limitation), an “ownership change” could significantly defer the utilization of the loss carryforwards, accelerate payment of federal income tax and/or cause some of the NOLs to expire unused. Although we cannot accurately predict the potential additional tax liability that may result from a Section 382 “ownership change” and subsequent limitation on our NOLs, we believe they could be material to the Company.  If an ownership change were to have occurred at December 31, 2010, we would have had an annual limitation of approximately $1.44 million of net operating losses (using the December 2010 applicable interest factor of 3.67% and our market capitalization of $39.3 million).

Summary Description of the Plan

The following description of terms of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is attached hereto as Appendix A and is incorporated herein by reference. You are urged to read carefully the Plan in its entirety as the discussion below is only a summary.

Rights.  Pursuant to the Plan, the Board declared a dividend of one preferred share purchase right (each a “Right” and together the “Rights”) for each outstanding share of common stock, par value $0.001 per share, of the Company (“Common Stock”) under the terms of the Plan. The dividend was payable on June 11, 2010 (“Record Date”) to the stockholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (“Preferred Stock”) at a price of $8.00 per one one-hundredth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment or, in circumstances described below, to instead acquire shares of Common Stock. In the event that any person becomes an “Acquiring Person” (as defined in the Plan), each holder of a Right, other than Rights owned by the Acquiring Person, related persons or transferees (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right (including payment of the Purchase Price), in lieu of shares of Preferred Stock, that number of shares of Common Stock (subject to any delay of exercisability approved by the Board) having a market value of two times the Purchase Price. The description and terms of the Rights are set forth in the Plan.

Exercisability of Rights; Distribution Date.  Until the earlier to occur of (i) the close of business on the tenth business day following the first date of public announcement that a person, entity or group (each, a “person”) has become an Acquiring Person, by acquiring ownership of 4.90% or more of the outstanding shares of Common Stock, or that the Board has concluded that a person has become an Acquiring Person, or (ii) the close of business on the tenth business day (or, except in certain circumstances, such later date as may be specified by the Board) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the ownership by a person (with certain exceptions) of 4.90% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to Common Stock certificates outstanding as of the Record Date (or any book-entry shares in respect thereof), only by such Common Stock certificate (or registration in book-entry form), and the Rights will be transferable only in connection with the transfer of Common Stock. The Rights are not exercisable until the Distribution Date.

For purposes of the Plan, ownership is in general determined pursuant to applicable rules and regulations of the Internal Revenue Code, including Section 382 and by the definition of “beneficial ownership” of Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Ownership for Section 382 purposes is generally determined by an economic test, while the Securities and Exchange Commission (“SEC”) definition of “beneficial ownership” focuses generally on the right to vote or control disposition of the shares.

Term of the Tax Benefit Preservation Plan and Expiration of Rights. If the Plan is not approved by our stockholders at the 2011 annual meeting, the Plan will terminate and the Rights will expire at the end of the calendar month in which the 2011 annual meeting is held.  Additionally the Rights will expire upon the earliest of: (i) the close of business on May 26, 2014 unless that date is advanced or extended, (ii) the time at which the Rights are redeemed or exchanged under the Plan, (iii) the repeal of Section 382 or any successor statute if the Board determines that the Plan is no longer necessary for the preservation of the Company’s Tax Benefits, (iv) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward, or (v) such time as the Board determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company.  The Plan requires the Board to consider the determination under subsection (v) at least annually.

Transferability of Rights. The Plan provides that until the Distribution Date (or earlier expiration or redemption of the Rights), the Rights will be attached to and will be transferred with and only with the Common Stock. Until the Distribution Date (or the earlier expiration or redemption of the Rights), new shares of Common Stock issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights by reference (with respect to shares represented by certificates) or notice thereof will be provided in accordance with applicable law (with respect to uncertificated shares). Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates representing shares of Common Stock outstanding as of the Record Date, even without such notation, or the transfer by book-entry of any uncertificated shares of Common Stock, will also constitute the transfer of the Rights associated with such shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the Rights will thereafter be evidenced solely by such separate Right Certificates.

Cashless Exercise of Rights. If any person becomes an Acquiring Person, the Board, in its sole discretion, may permit the Rights, other than Rights owned by the Acquiring Person, related persons or transferees (which will thereupon become null and void), to be exercised by the holders of the Rights without cash payment by surrendering the Rights Certificates (as defined below) for 50% of the shares of Common Stock that would otherwise be received upon exercise and payment of the Purchase Price.

Exchange Option. At any time after any person becomes an Acquiring Person but before the acquisition by such Acquiring Person of ownership of 50% or more of the shares of Common Stock then outstanding, the Board, at its option, may exchange the Rights other than Rights owned by such Acquiring Person, related persons, or transferees (which will have become null and void), in whole or in part, for shares of Common Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of preferred stock of equivalent value, per Right (subject to adjustment).

Redemption of Rights.  At any time before the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (“Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price as rounded to the nearest $0.01.

 Stockholders Owning 4.90% or More as of Plan Adoption Date. Stockholders who owned 4.90% or more of our outstanding Common Stock as of the close of business on the Plan Adoption Date will not be deemed an Acquiring Person and will not trigger the Plan so long as they do not (i) acquire any additional shares of Common Stock or (ii) fall under 4.90% ownership of Common Stock and then re-acquire 4.90% or more of the Common Stock. The Plan does not exempt any future acquisitions of Common Stock by such persons.

Exemptions. Under the Plan, the Board may, in its sole discretion, exempt any person from being deemed an Acquiring Person for purposes of the Plan if the Board determines that such person’s ownership of Common Stock will not be likely to directly or indirectly limit the availability of the Company’s Tax Benefits or is otherwise in the best interests of the Company.  The Board also has the authority under the Plan to grant exemptions for certain inadvertent acquisitions, subject to specified conditions.  The Board shall not have any obligation, implied or otherwise, to grant any such exemptions.

Preferred Stock. The terms of the shares of Preferred Stock purchasable upon exercise of the Rights have been previously authorized as set forth in the Company’s Amended Certificate of Designation of Series A Junior Participating Preferred Stock.  Because of the nature of the Preferred Stock’s dividend and liquidation rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Anti-Dilution. The Purchase Price payable, and the number of shares of Preferred or Common Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution, including, in the event of stock dividends, distributions (excluding regular periodic cash dividends) or the grant of subscription rights or warrants to stockholders.

No Stockholder Rights. Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Amendment of Plan. For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner that does not adversely affect the interests of holders of the Rights (other than the Acquiring Person, related persons or transferees).

Other Considerations

As described above in “Background and Reasons for the Proposals,” we have significant NOLs that may be limited if an “ownership change” under Section 382 were to occur. The Plan is an important tool in reducing the likelihood that such an “ownership change” will occur and, therefore, in protecting our ability to offset future taxable income. The Plan is designed to deter any person, entity or group from buying our common stock if the acquisition would result in a stockholder owning 4.90% or more of our outstanding common stock and to deter persons, entities or groups now owning more than 4.90% of common stock under Section 382 from acquiring additional shares of our common stock without the approval of our Board. In this way, the Plan works to protect against an “ownership change” under Section 382 and is applicable to all holders of our common stock.  Therefore, our Board believes it is in our and our stockholders’ best interests to approve the Plan.

Nonetheless, you should consider the following points:

•
The Plan May Not Be Effective. The Plan may not be effective in deterring all transfers that could result in such an “ownership change.” In particular, it will not protect against (i) an “ownership change” that may have occurred before the implementation of the Plan about which we are not aware due to delays in ownership reporting by stockholders, or (ii) an “ownership change” resulting from purchasers of shares who become “Section 382 five-percent shareholders” notwithstanding the Plan, either because the purchaser is unaware of the Plan or makes a conscious decision to discount the potential consequences under the Plan.

•
The Realizable Value of Our NOLs Cannot Be Determined. The amount and timing of our future taxable income, if any, cannot be accurately predicted, and we cannot estimate the exact amount of NOLs that can ultimately be used to reduce our income tax liability. Although we are unable to quantify an exact value, we believe the NOLs are a very valuable asset, and our Board believes it is in our stockholders’ best interests to attempt to deter the imposition of additional limitations on their use by adopting the Plan.

•
Potential Effects on Liquidity. The Plan is expected to deter stockholders from acquiring, directly or indirectly, additional shares of our Common Stock in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of our stock may be limited by reducing the class of potential acquirers for such stock.

•
Potential Impact on Value. Because the Plan may restrict a stockholder’s ability to acquire our Common Stock, the market value of our Common Stock might be affected. The Plan could discourage or prevent accumulations of substantial blocks of shares in which our stockholders might receive a substantial premium above market value. However, these disadvantages are outweighed, in the opinion of our Board, by the importance of maintaining the availability of our tax benefits. The Plan is intended to reduce the risk that we may be unable to fully utilize our Tax Benefits as a result of future transfers of our Common Stock.

•
Potential Anti-Takeover Effect. The Plan could be deemed to have an “anti-takeover” effect because, among other things, it restricts the ability of a person, entity or group to accumulate more than 4.90% of our outstanding Common Stock without the approval of our board of directors.

Vote Required

In order to be approved, the Plan requires the affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AUTOBYTEL INC. TAX BENEFIT PRESERVATION PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2011. The Audit Committee and the Board recommend that you ratify this appointment.  In line with this recommendation, the Board intends to introduce the following resolution at the Annual Meeting:

“RESOLVED, that the appointment of Ernst & Young LLP as the independent registered public accounting firm for this Company for the year 2011 is ratified.”

Stockholder ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise.  Nevertheless, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice and will reconsider whether to retain Ernst & Young LLP if the stockholders fail to ratify the Audit Committee’s selection. In addition, even if the stockholders ratify the selection of Ernst & Young LLP, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.  A member of Ernst & Young LLP will attend the Annual Meeting to make a statement if the member desires and respond to appropriate questions that may be asked by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

BOARD OF DIRECTORS

 The current directors of Autobytel are as follows:

Name	Age	Position
Michael J. Fuchs	65	Chairman of the Board and Director
Jeffrey H. Coats	53	President, Chief Executive Officer and Director
Mark N. Kaplan	81	Director
Jeffrey M. Stibel	37	Director
Janet M. Thompson	61	Director

Michael J. Fuchs.  Mr. Fuchs was elected as a director of Autobytel in September 1996 and became Chairman in June 1998. Since May 2001, Mr. Fuchs has been engaged in private investing for his own behalf. From November 2000 to May 2001, Mr. Fuchs was Chief Executive Officer of MyTurn.com, Inc. and was Interim Chief Executive Officer from April 2000 to October 2000.  Mr. Fuchs was a consultant from November 1995 to April 2000.  Mr. Fuchs was Chairman and Chief Executive Officer of Home Box Office, a Division of TimeWarner Entertainment Company, L.P., a leading pay-television company, from October 1984 until November 1995, and Chairman and Chief Executive Officer of Warner Music Group, a Division of Time Warner Inc., from May 1995 to November 1995.  Mr. Fuchs holds a B.A. from Union College and a J.D. from the New York University School of Law. Mr. Fuchs was a significant early investor in the Company. Mr. Fuchs’ experience as an executive officer in various entertainment and media companies and his broad investment and management experience led the Board to conclude that Mr. Fuchs should serve as one of our directors.

Jeffrey H. Coats. See Mr. Coats’ biographical information included under the section of this Proxy Statement entitled “PROPOSAL 1-NOMINATION AND ELECTION OF DIRECTORS-Nominees for Class I Directors.”

Mark N. Kaplan. Mr. Kaplan was elected as a director of Autobytel in June 1998.  Mr. Kaplan was a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 through 1998 and currently is of counsel to that firm, Chairman of the Board and Chief Operating Officer of Engelhard Minerals & Chemicals Corporation (mining and chemicals) from 1977 to 1979, and President and Chief Executive Officer of Drexel Burnham Lambert (investment banking) from 1970 to 1977. Mr. Kaplan serves on the Board of Directors of the following companies whose shares are publicly traded: American Biltrite Inc. (adhesive-coated, pressure-sensitive papers and films; tile flooring) and Volt Information Sciences, Inc. (staffing services and telecommunications and information solutions), and is Chairman of the Audit Committee of Volt Information Services, Inc.  He also is a Trustee of Bard College, the New York Academy of Medicine, a member and former Chairman of the New York City Audit Committee, a Trustee and Chairman of the Audit Committee of WNET.org (provider of public media in New York City metropolitan area), a director of Gresham Management Co. (commodities management), and a director of The Pattison Group (a conglomerate).  Mr. Kaplan was formerly the Chairman of the Audit Advisory Committee of the Board of Education of The City of New York, Vice-Chairman and Governor of the Board of Directors of The American Stock Exchange, Inc., and a director of Security Industry Automation Corporation. Mr. Kaplan holds an A.B. from Columbia College and a J.D. from Columbia Law School.  Mr. Kaplan’s experience in securities and corporate laws, mergers and acquisitions, investment banking, and business management, as well as his qualification as an audit committee financial expert, led the Board to conclude that Mr. Kaplan should serve as one of our directors.

Jeffrey M. Stibel.  See Mr. Stibel’s biographical information included under the section of this Proxy Statement entitled “PROPOSAL 1-NOMINATION AND ELECTION OF DIRECTORS-Nominees for Class I Directors.”

Janet M. Thompson. Ms. Thompson has been a director of Autobytel since March 2008. Ms. Thompson is currently Vice President, Automotive Group for The Marketing Arm, an Omnicom Group agency. Prior to this she was the Executive Vice President of the Diversified Agency Services Division of Omnicom Group, an advertising firm, from November 2007 to August 2010.  Prior to that Ms. Thompson was Vice President, Marketing Nissan and Infiniti Divisions of Nissan North America from July 2004 to September 2007.  From July 1999 to July 2004, Ms. Thompson was Chief Executive Officer and President of The Designory, Inc., a marketing firm owned by the Omnicom Group.  Ms. Thompson held sales or marketing positions at Mazda Motor of America, Toyota Motor Sales, U.S.A. and Chrysler Corporation from 1972 to 1994.  Ms. Thompson received a B.A. in business from Western Michigan University and a M.B.A. from University of Detroit.  Ms. Thompson’s experience as an advertising and marketing executive in the automotive industry led the Board to conclude that Ms. Thompson should serve as one of our directors. Ms. Thompson has the distinction of being named one of the Top 100 Women in the Automotive Industry in both 2005 and 2010.

EXECUTIVE OFFICERS

    The current executive officers of Autobytel are as follows:

Name	Age	Position
Jeffrey H. Coats	53	President, Chief Executive Officer and Director
Stephen D. Lind	41	Executive Vice President, Corporate Development
James D. Helberg	50	Executive Vice President, Product, Marketing and Analytics
Glenn E. Fuller	56	Executive Vice President, Chief Legal and Administrative Officer and Secretary
Curtis E. DeWalt	56	Senior Vice President, Chief Financial Officer
John M. Petrone	49	Senior Vice President, Chief Technology Officer

Jeffrey H. Coats.  See Mr. Coats’ biographical information included under the section of this Proxy Statement entitled “PROPOSAL 1-NOMINATION AND ELECTION OF DIRECTORS-Nominees for Class I Directors.”

Stephen D. Lind.  Mr. Lind rejoined Autobytel as a consultant in December 2009 and was appointed as Executive Vice President, Corporate Development on February 1, 2010.  Prior to joining Autobytel, Mr. Lind served as President of Stealing Home Media, Inc., a marketing consulting firm Mr. Lind founded.  From May 2006 to July 2008, Mr. Lind was Vice President of Strategic Accounts of LeadPoint, Inc.  Mr. Lind was previously with Autobytel from August 1998 to May 2006, serving in various capacities until becoming Senior Vice President of Strategic Accounts in 2001, and from June 1997 to August 1998, Mr. Lind was an analyst in the Financial Planning and Analysis Division of Nissan North America.  Mr. Lind received a B.S. degree from Miami University and his MBA from University of Notre Dame's Mendoza School of Business.

James D. Helberg. Mr. Helberg joined Autobytel as a consultant in January 2010 and was appointed as the Company’s Executive Vice President, Product, Marketing and Analytics in May 2010.  Prior to joining Autobytel, Mr. Helberg served as Executive Vice President at PHD from February 2009 to December 2009, where he was responsible for the strategic development and execution of all Chrysler Group media operations.  From May 2006 to February 2008 he served as Executive Client Communications Director at OMD where he was responsible for all media planning and buying functions for Nissan North America. PHD and OMD are full service media networks of Omnicom Group, Inc.  From September 2002 to May 2003 he served as Media Director for Saatchi & Saatchi/Los Angeles, where he oversaw all national media planning and buying for Toyota Motor Sales.  From May 1998 to September 2002 he served as Vice President, Corporate Sales and Marketing at Time Inc. / Time Warner where he was responsible for the company’s cross-platform program development and execution within the Western U.S.  Prior to 2002, Mr. Helberg held various marketing positions at Time Magazine, Grey Advertising, Foote, Cone and Belding and Rubin Postaer and Associates, among others.  Mr. Helberg received a B.A. Degree in Journalism/Advertising from the University of Oklahoma.

Glenn E. Fuller.  Mr. Fuller joined Autobytel as Vice President, Legal Affairs in October 2006 and was promoted to Senior Vice President, Chief Legal Officer and Secretary in April 2008, Senior Vice President, Chief Legal and Administrative Officer and Secretary in December 2008, and Executive Vice President, Chief Legal and Administrative Officer and Secretary as of January 19, 2009. Prior to joining Autobytel, Mr. Fuller was in private legal practice from August 2002 to October 2006, and from June 1996 to July 2002, served as Senior Vice President, Chief Legal Officer and General Counsel of Freedom Communications, Inc. (newspapers, television stations and other media). From April 1994 to June 1996, Mr. Fuller was of counsel to Gibson, Dunn & Crutcher LLP (law firm) and was associated with that firm from September 1980 to May 1987. Mr. Fuller was a partner in the law firm of Pettis, Tester, Kruse & Krinsky from January 1988 to December 1992 and employed as an attorney at that firm from May 1987 to December 1987 and from January 1993 to June 1993. From July 1993 to January 1994, Mr. Fuller was Executive Vice President and General Counsel of Airline Computerized Ticketing (airline ticketing). Mr. Fuller received a B.A. degree from California State University at Long Beach and his J.D. degree from the University of Southern California.

Curtis E. DeWalt. Mr. DeWalt joined Autobytel as Vice President, Finance in October 2007, was appointed Vice President and Controller in November 2007, Senior Vice President, Finance and Controller in December 2008 and Senior Vice President and Chief Financial Officer in March 2009.  Prior to joining Autobytel, Mr. DeWalt served as Vice President, Finance and Accounting of Roth Staffing Companies, Inc. from August 2006 to October 2007.  From July 2003 to August 2006, he served as Assistant Vice President, Accounting at Remedy Temp, Inc. From 1990 to 2003, Mr. DeWalt was with a business unit of Saint-Gobain Ceramics & Plastics Inc. serving in various positions, including Controller of the Performance Plastics business unit (formerly Furon) and Director, Finance and Information Systems at Industrial Ceramics-Corhart Refractories Inc. Prior to 1990, he held various financial positions with The Pittston Company’s Brink’s Inc. and Burlington Air Express (BAX Global) subsidiaries.  Mr. DeWalt received a MBA, Finance from Sacred Heart University in Connecticut and a B.S. degree in Business Administration from Bryant University in Rhode Island.

John M. Petrone.  Mr. Petrone rejoined Autobytel as a consultant in April 2010 and was appointed as Senior Vice President, Chief Technology Officer in December 2010.  Prior to joining Autobytel, Mr. Petrone served as the senior technology executive for a range of e-commerce and IT companies, having most recently served as Chief Technology Officer of Digital Performance, a leading provider of online comparison shopping tools and web sites for the automotive aftermarket, from 2008 to 2010.  Prior to his first joining Autobytel in 2003 as Chief Technology Officer, from 2000 to 2001 he served as the Chief Technology Officer of Audiobase, an audio streaming solutions provider.  In 2000, Mr. Petrone served as Chief Technology Officer of Alibris, an online seller of rare books, for which he developed a successful technology turnaround plan. From 1999 to 2000 Mr. Petrone served as Chief Information Officer of Della & James, Inc. where he was responsible for all software development, systems integration and technical operations.  He was also executive vice president and Chief Technology Officer of Preview Travel, Inc. from 1995 to 1999, spearheading all technology activities for the online travel company.  Prior to Preview, he held senior tech positions with Oracle, Lotus Consulting, Price Waterhouse and Andersen Consulting. Mr. Petrone attended the University of Maryland where he received a B.S. in Aerospace Engineering.  Mr. Petrone is also a graduate of the Executive Education Program at the UCLA Anderson School of Management.

All of the officers named in the Executive Officer table above served as executive officers during 2010.

All executive officers of Autobytel are chosen by the Board of Directors and serve at its discretion, except that Jeffrey H. Coats has an employment agreement expiring on April 2, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the calculation of beneficial ownership of Autobytel’s Common Stock as of the Record Date, by all persons known by Autobytel to be beneficial owners of more than five percent (5%) of the Common Stock of Autobytel, each director and nominee, each of the Named Executive Officers identified in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION-Summary Compensation,” and all directors and executive officers (including the Named Executive Officers) as a group. The “Number of Shares Beneficially Owned” is based on 46,040,645 outstanding shares of Common Stock as of the Record Date.  Shares of Common Stock are deemed to be outstanding and to be beneficially owned by the person listed below for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person, if that person has the right to acquire beneficial ownership of such shares within 60 days of the Record Date, through the exercise of any option, warrant or other right or the conversion of any security, or pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.  Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all the shares of Autobytel Common Stock beneficially owned by them subject to community property laws, where applicable.  The information with respect to each person specified is as supplied or confirmed by that person, based upon statements filed with the SEC, or based upon the actual knowledge of Autobytel.

	Shares Beneficially Owned
Name of Beneficial Owner:	Number	Percentage
Coghill Capital Management, L.L.C. One North Wacker Drive, Suite 4350, Chicago, IL 60606(1)	7,341,686	15.9%
Artis Capital Management, L.P. One Market Plaza, Spear Street Tower, Suite 1700, San Francisco, CA 94105(2)	3,225,135	7.0%
Dimensional Fund Advisors LP Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746(3)	2,473,168	5.4%
Jeffrey H. Coats(4)	1,152,450	2.5%
Curtis E. DeWalt(5)	373,644	*
Michael J. Fuchs(6)	400,952	*
Glenn E. Fuller(7)	363,697	*
James D. Helberg(8)	90,288	*
Mark N. Kaplan(9)	195,031	*
Stephen D. Lind(10)	105,588	*
Jeffrey M. Stibel (11)	80,000	*
Janet M. Thompson (12)	60,000	*
All executive officers, including Named Executive Officers and directors as a group (11 persons )(13)	2,821,650	6.1%

*	Less than 1%.
(1)
Represents 7,341,686 shares held in the account of CCM Master Qualified Fund, Ltd. managed by Coghill Capital Management, L.L.C.  Clint D. Coghill may be deemed to be the beneficial owner of such shares by virtue of his role as managing member of Coghill Capital Management, L.L.C.  All the information presented in the table with respect to this beneficial owner was extracted solely from Amendment No. 6 to Schedule 13G filed with the SEC on February 15, 2011.

(2)
Represents 3,225,135 shares held by Artis Capital Management, L.P. (“Artis”), an investment advisor. Artis Capital Management, Inc. (“Artis, Inc.”) is the general partner of Artis and Stuart L. Peterson (“Peterson”) is the president of Artis, Inc. and controlling owner of Artis and Artis, Inc. Each of Artis, Artis, Inc. and Peterson report shared voting and dispositive  power with respect to these shares. All the information presented in the table with respect to this beneficial owner was extracted solely from Schedule 13G filed with the SEC on February 14, 2011.

(3)
Represents 2,473,168 shares held by Dimensional Fund Advisors LP (formerly known as Dimensional Fund Advisors Inc.) (“Dimensional”), an investment adviser that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts.  These investment companies, trusts and accounts are the “Funds.”  In its role as investment adviser or manager, Dimensional possesses investment and/or voting power over the shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds.  However, all shares are owned by the Funds.  Dimensional disclaims beneficial ownership of those securities.  All the information presented in this table with respect to such beneficial owners was extracted solely from Amendment No. 4 to Schedule 13G filed with the SEC on February 11, 2011.

(4)	Includes 1,126,500 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(5)	Includes 337,144 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(6)	Includes 155,898 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(7)	Includes 335,697 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(8)	Includes 90,288 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(9)	Includes 171,531 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(10)	Includes 105,588 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(11)	Includes 60,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(12)	Represents 55,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(13)	Includes 2,437,646 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

CORPORATE GOVERNANCE MATTERS

Board Classes

The Board of Directors is divided into three classes, with each class holding office for staggered three-year terms.  The term of Class I Directors, Jeffrey H. Coats and Jeffrey M. Stibel, is expiring at the Annual Meeting, the term of the Class II Director, Mark N. Kaplan, expires in 2012, and the term of the Class III Directors, Michael J. Fuchs and Janet M. Thompson, expires in 2013.

Committees of the Board of Directors

The Board of Directors has constituted an Audit Committee, a Compensation Committee and a Corporate Governance and Nominations Committee.

Audit Committee.  The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act.  It met on 12 occasions in 2010 and operates under a charter approved by the Board of Directors.  The Audit Committee’s primary responsibilities are to:

•	oversee Autobytel’s accounting and financial reporting policies, processes, practices and internal controls;

•	appoint, approve the compensation of and oversee the Company’s independent registered public accounting firm;

•	review the quality and objectivity of Autobytel’s independent audit and financial statements; and

•	act as liaison between the Board of Directors and the independent registered public accounting firm.

The Audit Committee currently consists of Mark N. Kaplan (Chairman), Janet M. Thompson and Michael J. Fuchs (Mr. Fuchs was appointed to the Audit Committee effective April 27, 2011 as a result of the resignation of Mr. Mark R. Ross from the Board of Directors on April 26, 2011). The Audit Committee meets periodically with the Company’s independent registered public accounting firm, both with and without management present.  The Board of Directors has determined that Mr. Kaplan is an “independent director” within the meaning of the listing rules of the NASDAQ Stock Market applicable to the Company (Rules 5605(a)(2) and 5605(c)(2)) and an “audit committee financial expert” within the meaning of

Item 407(d)(5)(ii) of Regulation S-K of the SEC.  The identification of Mr. Kaplan as an “audit committee financial expert” does not impose on him any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on him as a member of the Audit Committee in the absence of this identification.  A copy of the Audit Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s Web site, www.autobytel.com. Information on the Company’s Web site is not incorporated by reference in this Proxy Statement.

Compensation Committee. The Compensation Committee, which met on 15 occasions in 2010 and operates under a charter approved by the Board of Directors, is responsible for:

•
determining or recommending to the Board of Directors the compensation of the Chief Executive Officer and each other executive officer or any other officer who reports directly to the Chief Executive Officer based on the performance of each officer;

•	making recommendations to the Board of Directors regarding stock option and purchase plans and other equity compensation arrangements;

•	granting equity awards and approving any delegation of such responsibility under certain circumstances; and

•	preparing reports regarding executive compensation for disclosure in Autobytel’s proxy statements or as otherwise required by applicable laws.

The Compensation Committee currently consists of Janet M. Thompson (Chairperson), Michael J. Fuchs, Mark N. Kaplan and Jeffrey M. Stibel. The Compensation Committee does not have authority to delegate its responsibilities to a subcommittee without approval of the Board of Directors.  The Board of Directors has approved the creation of the Non-Executive Stock Option Committee, a committee of the Board that currently consists of one director, Mr. Coats, the Company’s President and Chief Executive Officer.  The Non-Executive Stock Option Committee has the authority to grant stock options to eligible persons who (i) are employed by the Company or its subsidiaries and are not subject to reporting under Section 16(a) of the Securities Exchange Act or (ii) are consultants or service providers to the Company or its subsidiaries.  The Non-Executive Stock Option Committee may not grant more than 250,000 options in the aggregate in any one fiscal year, and individual grants cannot exceed more than 25,000 options.

A copy of the Compensation Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s Web site, www.autobytel.com. Information on the Company’s Web site is not incorporated by reference in this Proxy Statement.

Corporate Governance and Nominations Committee.  The Corporate Governance and Nominations Committee, which met on two occasions in 2010 and operates under a charter approved by the Board of Directors, is responsible for:

•	identifying individuals qualified to become directors and selecting director nominees or recommending nominees to the Board of Directors for nomination;

•	recommending nominees for appointment to committees of the Board of Directors;

•	developing and recommending charters of committees of the Board of Directors; and

•	overseeing the corporate governance of Autobytel and, as deemed necessary or desirable from time to time, developing and recommending corporate governance policies to the Board of Directors.

The Corporate Governance and Nominations Committee currently consists of Michael J. Fuchs (Chairman), Mark N. Kaplan and Jeffrey M. Stibel.  A copy of the charter of the Corporate Governance and Nominations Committee is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s Web site, www.autobytel.com.  Information on the Company’s Web site is not incorporated by reference in this Proxy Statement.

Attendance at Board and Committee Meetings

During the fiscal year ended December 31, 2010, the Board of Directors held a total of 21 meetings.  Each member of the Board of Directors attended 75% or more of the meetings of the board and of the committees of which the director was a member, with the exception of Mr. Stibel, who attended two-thirds of the Compensation Committee meetings held in 2010. The Board and its committees typically meet in executive session without management present during regularly scheduled meetings of the Board and the committees.

Attendance at Annual Meeting of Stockholders

 All directors attended the 2010 annual meeting of stockholders. Typically, a Board of Directors meeting is scheduled on the date of any annual meeting of stockholders.  Although the Board has not adopted a formal policy, all directors are expected to attend the annual meeting of stockholders.

Director Independence

 All directors, other than existing director Jeffrey H. Coats, and all committee members satisfy the definition of independent director under the listing standards of the NASDAQ Stock Market.  The current members of the Audit Committee are “independent” under the listing standards of the NASDAQ Stock Market and the SEC rules regarding audit committee membership.

Compensation Committee Interlocks and Insider Participation

 Ms. Thompson, Mr. Fuchs, Mr. Kaplan and Mr. Stibel served as the members of the Compensation Committee during the Company’s last completed fiscal year.  None of the Company’s executive officers served as a member of the Compensation Committee or Board of Directors of any other entity that has an executive officer serving as a member of the Company’s Board of Directors or Compensation Committee.

Board Leadership Structure

The Board of Directors does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee.  The Board of Directors believes that the Company and its stockholders benefit when the Board is free to determine the most appropriate leadership structure in light of the experience, skills and availability of directors and the Chief Executive Officer as well as other circumstances.  Currently, Mr. Fuchs serves as the Chairman of the Board, and Mr. Coats serves as a director and Chief Executive Officer.  The Board of Directors believes this is the most appropriate structure for the Company at this time because it makes the best use of the experience, skills and availability of Mr. Fuchs and Mr. Coats.

Board’s Role in Management of Risk

It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to Autobytel.  The Company’s Board of Directors, including through Board committees comprised solely of independent directors, regularly reviews various areas of significant risk to Autobytel, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board of Directors include competition risks, industry risks, economic risks, liquidity risks, business operations risks and risks related to acquisitions and dispositions.  The Company’s Audit Committee regularly reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report these exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of the Company’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act, accounting, financial and auditing risks, treasury risks (insurance, credit and debt), matters reported to the Audit Committee through anonymous reporting procedures, risks posed by significant litigation matters, and compliance with applicable laws and regulations.  The Audit Committee also monitors compliance with the Company’s Code of Conduct and Ethics for Employees, Officers and Directors, evaluates proposed transactions with related persons for compliance with Company policies, contracts and laws and regulations. The Company’s Compensation Committee reviews and evaluates potential risks related to the attraction and retention of talent and risks related to the design of compensation programs established by the Compensation Committee for Autobytel’s executive officers.

Board Nominee Process

The Corporate Governance and Nominations Committee considers candidates for directors suggested by its members and other directors, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board of Directors should notify Autobytel’s Secretary or any member of the Corporate Governance and Nominations Committee in writing with whatever supporting material the stockholder considers appropriate. The Corporate Governance and Nominations Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of Autobytel’s bylaws relating to stockholder nominations as described in “Future Stockholder Nominations and Proposals” below.

Generally, once the Corporate Governance and Nominations Committee identifies a prospective nominee, the Corporate Governance and Nominations Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Corporate Governance and Nominations Committee with the recommendation of the prospective candidate, as well as the Corporate Governance and Nominations Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. Generally, the preliminary determination will be based primarily on the need for additional Board of Directors members to fill vacancies or expand the size of the Board of Directors and the likelihood that the prospective nominee can satisfy evaluation factors determined by the Corporate Governance and Nominations Committee to be appropriate from time to time for that evaluation. If the Corporate Governance and Nominations Committee determines, in consultation with the other members of the Board of Directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Corporate Governance and Nominations Committee.

The Corporate Governance and Nominations Committee will then evaluate the prospective nominee against factors it considers appropriate from time to time, which currently include:

•	The ability of the prospective nominee to represent the interests of the stockholders of Autobytel;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties; and

•	The extent to which the prospective nominee would contribute to the range of talent, skill and expertise appropriate for the Board of Directors.

The Corporate Governance and Nominations Committee generally intends to nominate current members of the Board of Directors in the year in which their respective term expires so long as they continue to exhibit the qualities described above and are otherwise qualified to serve as members of the Board of Directors.

The Corporate Governance and Nominations Committee may also consider such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees.  In connection with this evaluation, the Corporate Governance and Nominations Committee will determine whether to interview the prospective nominee, and if warranted, one or more members of the Corporate Governance and Nominations Committee and others, as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Corporate Governance and Nominations Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Corporate Governance and Nominations Committee.

The Corporate Governance and Nominations Committee and Board of Directors reviews the qualities of the Board members as a group, including the diversity of the Board’s career experiences, viewpoints, company affiliations, expertise with respect to the various facets of our business operations and business experiences.  The Board did not employ any particular benchmarks with respect to these qualities, but was mindful of achieving an appropriate balance of these qualities with respect to the Board of Directors as a whole.  Moreover, the Board of Directors and Corporate Governance and Nominations Committee considered each nominee’s overall service to the Company during the previous term, each nominee’s personal integrity and willingness to apply sound and independent business judgment with respect to the Company’s matters, as well as the individual experience of each director noted within their biographies above.

Stockholder Communication with the Board of Directors

Stockholders and other parties interested in communicating directly with any director or with the non-management directors as a group may do so by writing to Secretary, Autobytel Inc., 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400. The Company established a process of handling letters received by it addressed to non-management members of the Board of Directors.  Under that process, the Secretary reviews all such correspondence and forwards to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires the attention of Directors.  Directors may at any time review a log of all correspondence received by Autobytel that is addressed to members of the Board of Directors and request copies of any such correspondence.  Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to those matters.

Code of Conduct and Ethics

The Board of Directors adopted a Code of Conduct and Ethics for Employees, Officers and Directors (“Code of Ethics”). The Code of Ethics is applicable to the Company’s employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s Web site, www.autobytel.com. The Company intends to post amendments to or waivers from the Code of Ethics (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer or directors) at this location on the Company’s Web site. Information on the Company’s Web site is not incorporated by reference in this Proxy Statement.

Certain Relationships and Related Party Transactions

The Company’s Code of Ethics provides specific guidelines regarding conflict of interest situations as well as a process for reporting and approving related party transactions. The Company’s Code of Ethics provides that any director, officer or other employee who may be involved in a related party transaction must immediately report that transaction to the Chairman of the Audit Committee or to the general counsel or that individual’s supervisor, who must report such transaction to the Chairman of the Audit Committee upon becoming advised of that transaction. The Company also reviews these transactions for potential conflict of interest situations.

The Company’s written Code of Ethics defines a related party transaction as follows:

•
any transaction (or series of transactions) in excess of $60,000 involving any director, officer or other employee of the Company since the beginning of the Company’s last fiscal year or currently proposed, in which there is a direct or indirect material interest by a director, director nominee, executive officer, stockholder owning more than 5% of the Company’s voting stock, or immediate family member or live-in partner of any of the foregoing persons;

•
any relationship where a director or director nominee is/was since the beginning of the Company’s last fiscal year an executive officer or greater than 10% equity owner of any business or entity (i) that has made to the Company or received from the Company during the Company’s last fiscal year, or proposes to make or receive during the Company’s current fiscal year, payments for property or services in excess of 5% of the Company’s or the other entity’s consolidated gross revenues for its last full fiscal year, or (ii) to which any director, officer or other employee of the Company was indebted at the end of the Company’s last full fiscal year in excess of 5% of the Company’s consolidated assets at the end of such fiscal year;

•
any relationship where a director or director nominee is/was since the beginning of the Company’s last fiscal year (i) a member of, or of counsel to, a law firm retained by the Company during the Company’s last fiscal year or proposed to be retained during the Company’s current fiscal year, or (ii) a partner or executive officer of any investment banking firm that performed services for the Company during the Company’s last fiscal year or proposes to perform services during the Company’s current fiscal year;

•	any other similar relationship; or

•
indebtedness to the Company in excess of $60,000 since the beginning of the Company’s last fiscal year by a corporation or organization of which a director, director nominee or executive officer of the Company is an executive officer, partner or greater than 10% equity owner, or a trust of which a director, director nominee or executive officer of the Company is a substantial beneficiary or a trustee.

Although the Company’s Code of Ethics provides guidelines regarding conflict of interest situations, it cannot and does not set forth every possible conflict of interest scenario.  Therefore, the Code of Ethics indicates that there is no substitute for sound judgment by directors, officers or other employees in each case based upon the particular facts involved.  The Code of Ethics provides that any director, officer or other employee who may be involved in a situation or activity that might be a conflict of interest or give the appearance of a conflict of interest must immediately report such situation or activity to the Chairman of the Audit Committee or to the general counsel or such person’s supervisor, who must report that situation or activity to the Chairman of the Audit Committee upon becoming advised of such situation or activity.  The Code of Ethics further provides that the Chairman of the Audit Committee then confer with the other members of the Audit Committee and, if appropriate under the circumstances, request that the general counsel issue a written advisory to such person as to whether or not the reported situation or activity is in fact a conflict of interest. If the general counsel would not be the appropriate party to issue such written advisory, outside counsel may be retained to issue such written advisory unless the Audit Committee determines that such written advisory can be issued by the Chairman of the Audit Committee without outside counsel input. The Audit Committee, however, is not responsible for monitoring or enforcing the Company’s conflict of interest policy, but rather each director, officer or other employee is responsible for self-compliance with the Company’s conflict of interest policy. The Audit Committee charter provides that it has the authority to approve or ratify, in its discretion, related party transactions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND
AUDIT COMMITTEE REPORT

Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The Audit Committee had also selected E&Y to serve as the Company’s principal independent public accounting firm for the fiscal years ended December 31, 2010, 2009 and 2008.

  Principal Accountant Fees and Services

Aggregate fees for professional services rendered by E&Y for the years ended December 31, 2010 and December 31, 2009 were as follows:

	2010	2009
Audit fees	$585,600	$750,000
Audit related fees	262,338	—
Tax fees	95,208	97,794
All other fees	—	—

Total	$943,146	$847,794

Audit Fees.  Audit fees consist of professional services rendered in connection with the audits of the Company’s annual consolidated financial statements, reviews of the Company’s internal accounting and reporting controls under Section 404 of the Sarbanes-Oxley Act, reviews of interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and review and preparation of E&Y’s consent for the Company’s Registration Statement on Form S-8 filed with the SEC for the 2010 Equity Incentive Compensation Plan.

Audit Related Fees. All audit related fees incurred by E&Y relate to professional services associated with the acquisition of Autotropolis, Inc. and Cyber Ventures, Inc.

Tax Fees.  Tax fees consist of fees incurred for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance and assistance with the IRC Section 382 ownership change study.

All Other Fees.  There were no other fees for the annual periods reported.

The Audit Committee has determined that the services rendered above are compatible with maintaining E&Y’s audit independence.

Pre-Approval Policy for Services

Under its charter, the Audit Committee is required to pre-approve all audit (including the annual audit engagement letter with the independent registered public accounting firm) and permitted non-audit services (including the fees and terms thereof) provided to the Company by the Company’s independent registered public accounting firm, subject to the de minimis exception for non-audit services as described in the Securities Exchange Act.  The Audit Committee consults with management with respect to pre-approval, including whether the provision of permitted non-audit services is compatible with maintaining the registered public accounting firm’s independence, and may not delegate these responsibilities to management.  The Audit Committee may delegate to any member or members of the Audit Committee the power to grant any pre-approval, provided that the pre-approval is reported to the Audit Committee at the next scheduled Audit Committee meeting.

Each member of the Audit Committee has the authority to approve fees for services by E&Y of up to $50,000.  Any approved fees may be exceeded by no more than 20% without seeking further approval even if the total amount of those fees, including the excess, exceeds $50,000.  This authority is delegated first to Mr. Kaplan, then to Ms. Thompson and then to Mr. Fuchs. Any approval by a member of the Audit Committee is required to be reported to the Audit Committee at the next regularly scheduled meeting of the Audit Committee.  All fees for services by E&Y during 2010 and 2009, respectively, were approved by the Audit Committee.

From time to time, the Audit Committee pre-approves fees and services up to a maximum amount for future services relating to recurring tax matters and securities filings.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to those rules and regulations, this Audit Committee Report is not to be deemed “soliciting materials” or “filed” with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act.  This Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Securities Exchange Act except to the extent that Autobytel specifically incorporates this information by reference.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2010 with the management of the Company. The Audit Committee has discussed with E&Y the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with E&Y the independent accountant’s independence.

Based on the Audit Committee’s discussion with management and E&Y and review of the representation of management and the report of E&Y to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not employed by Autobytel for accounting, financial management or internal control purposes. Members of the Audit Committee relied, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.  Accordingly, the Audit Committee’s oversight does not provide any basis, other than the review and discussions with management and the independent auditors referred to above, to determine that management has maintained appropriate accounting and financial reporting principles and policies or internal controls over financial reporting and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Autobytel’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States or that Autobytel’s auditors are in fact “independent.”

The Audit Committee

Mark N. Kaplan
Janet M. Thompson

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General Compensation Philosophy and Objectives.  The role of the Compensation Committee of the Company’s Board of Directors is to set the salaries and other compensation of the executive officers (including the executive officers named in the 2010 Summary Compensation table included in this Proxy Statement) and any other officer who reports to the Chief Executive Officer, and to make grants under, and to administer, the stock option, restricted stock and other employee purchase and annual incentive compensation plans.

The Company’s compensation philosophy for executive officers is to relate compensation to corporate performance and efforts to increase stockholder value, while providing a total compensation opportunity that is competitive and enables the Company to attract, motivate, reward and retain key executives and employees.  Accordingly, each executive officer’s compensation package is typically comprised of the following three elements:

•
base annual salary that is designed primarily to reflect individual responsibilities and be competitive with base annual salary levels at technology companies that are of comparable size to the Company and with which the Company competes for executive personnel;

•	annual variable performance awards, such as incentive compensation, payable in cash and tied to the achievement of performance goals, financial or otherwise; and

•
long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the Company’s stockholders and retain them through a continued service requirement.

Additionally, the Company’s executive officers may also be entitled to severance payments in the event of termination of employment and other benefits and perquisites, which are discussed below.

Compensation decisions are designed to promote the Company’s business objectives and strategy and enable the Company to attract, retain and motivate qualified executive officers who are able to contribute to the Company’s long-term success. Among the factors considered by the Company in determining executive officer compensation are the ability to recruit individuals with the necessary talents and the need to retain and motivate the Company’s executive officers. The Company considers the competitive market for executives in setting each element of compensation indicated above. However, the Company does not attempt to set each compensation element for each executive within a particular range related to levels provided by comparable companies. Rather, the Company uses market comparisons as one factor in making compensation decisions. The Company also considers other factors in making individual executive compensation decisions, including individual contribution and performance, management skills, internal pay equity, the undertaking of new roles and responsibilities, importance of the executive’s role and responsibilities to the Company’s future success and the executive’s experience, including prior work experience, length of service to the Company, leadership and growth potential.

Under the Company’s compensation structure, the mix of base annual salary, annual variable performance awards and long-term stock-based incentive awards varies depending upon level of responsibility and experience. In allocating compensation among these elements, the Company believes that the compensation of members of senior management who have the greatest ability to influence the Company’s performance should have a greater proportion of their compensation based on Company performance than lower levels of management. There is, however, no pre-established policy for the allocation between either cash and non-cash or short-term and long-term compensation. The mix of compensation determined by the Company is between base annual salary compensation and incentive  compensation. Long term equity incentive compensation is determined separately and may not be awarded every year.

For 2010, the Company determined the compensation of the Company’s named executive officers (as identified below under the section of this Proxy Statement entitled “Summary Compensation”) in accordance with the compensation description above. These decisions were made in the context of initiatives undertaken by the Company, including the continued implementation of the decision to refocus on the Company’s core automotive leads business, recovery of the Company’s advertising business, strategic acquisitions and other strategic initiatives, evaluation and exploration of other potential strategic alternatives and transactions, and cost reduction initiatives. In light of this dynamic business environment, 2010 compensation decisions and design emphasized the need to recruit, retain and motivate senior management and reflects increased competition in the hiring and retention of senior management in an improving economy. Compensation decisions made in 2011 are also discussed below.

Base Annual Salary.  The objective of base salary is to secure the services of the Company’s executive officers and reflect job responsibilities, individual performance, market competitiveness, the value of such services to the Company’s business and the size of the Company’s business. Salaries for executive officers are generally determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history, as well as, competitive market information. The Compensation Committee also considers the recommendations of the Chief Executive Officer (except in the case of the Chief Executive Officer’s own compensation). The Chief Executive Officer is not present during any voting or deliberations by the Compensation Committee with respect to the Chief Executive Officer’s compensation.

Mr. Coats’ base annual salary for the year ended December 31, 2010 is set forth in his employment agreement entered into when Mr. Coats was hired as the Company’s President and Chief Executive Officer in December 2008, as amended in April 2009 and December 2010 (“Coats Employment Agreement”). The Coats Employment Agreement provides for a base annual salary for Mr. Coats of $420,000 for 2010 and the remainder of the term of the Coats Employment Agreement; provided that the base annual salary in 2010 was reduced by the amount of $10,588 as an offset the remaining balance of the $30,000 signing bonus awarded Mr. Coats in 2009 that was not offset in 2009. The base annual salary for Mr. Coats set forth in the Coats Employment Agreement was originally determined by the Compensation Committee when Mr. Coats was hired and was based upon the base annual salary paid to the Company’s most recent former President and Chief Executive Officer. The Compensation Committee did not change the base annual salary when the Coats Employment Agreement was amended in April 2009 after a January 2009 review of Chief Executive Officer compensation in two peer groups. The first peer group consisted of 14 U.S. based, publicly traded, consumer-focused technology companies with market capitalization less than $90 million.  The second peer group was of ten publicly traded U.S. companies with market cap below $120 million and one-year shareholder return below minus 25% that had hired a new Chief Executive Officer in the last two years.  This second group was used to determine the range of cash and equity compensation provided to a new-hire Chief Executive Officer in a company going through a business transaction. The fourteen companies in the first peer group were:  Broadvision, Chordiant Software, Easylink Services, I-Many, Imergent, InsWeb Corp., Kana Software, Liveperson, Local.com, Looksmart, Soundbite Communication, Spark Networks, Thestreet.com and Zix. The ten companies in the new hire CEO peer group were:  CalAmp, Concurrent, Conexant, iGo, Lantronix, Openwave, Quepasa, Rackable Systems, Sourceforge and Trident Microsystems. The December 2010 amendment to the Coats Employment Agreement extended the term of the Coats Employment Agreement from April 2012 to April 2014. The Compensation Committee approved these changes to the terms of the Coats Employment Agreement in light of Mr. Coats’ service to the Company and his achievements during the prior three years and the consolidation taking place in the Company’s industry, thereby increasing the need to maintain a stable senior management.

The base annual salaries of the other current executive officers constituting named executive officers for the year ended December 31, 2010 were determined by the Compensation Committee, in part, based on the input from the Chief Executive Officer.  The Chief Executive Officer’s recommended base salaries for Mr. Stephen Lind, Mr. James Helberg, Mr. Glenn Fuller, and Mr. Curtis DeWalt (the Company’s current executive officers constituting named executive officers for the year ended December 31, 2010) were determined after reviewing proprietary survey data or other advice provided by the Compensation Committee’s independent compensation consultant and subsequently approved by the Compensation Committee. There were no increases in the base annual salary for Mr. Fuller or Mr. DeWalt for 2010 compared to their 2009 base annual salaries. The base annual salaries of Mr. Stephen Lind and Mr. James Helberg were established in employment agreements entered into upon their hire dates, which were February 1, 2010 and May 25, 2010, respectively.

The base annual salary of Mr. Mark Garms, the Company’s former Executive Vice President and Chief Operating Officer, was determined by the Compensation Committee for the year ended December 31, 2010 based, in part, on information provided by the Company’s Chief Executive Officer obtained from third party sources. Mr. Garms' employment with the Company terminated effective as of May 14, 2010.

Annual Non-Equity Incentive Compensation, Retention and Discretionary Awards.  The Company’s compensation structure provides for the opportunity for executive officers to be awarded annual cash incentive compensation pursuant to annual incentive compensation plans established each year (“Annual Incentive Compensation Plans”).  Annual Incentive Compensation Plans are generally performance based but are not contractual and all awards are ultimately made at the sole discretion of the Compensation Committee.  The objective of the annual incentive compensation awards under these plans is to enhance retention and motivate individuals to achieve specific goals established by the Compensation Committee.  These goals may consist of either or both (i) individual goals that are intended to advance the Company’s business and create long-term stockholder value and (ii) Company-wide performance goals.  The Compensation Committee from time to time also considers various other discretionary, retention, or incentive compensation alternatives for the Company’s executive officers.

The annual incentive compensation award process for executive officers involves (i) setting Company-wide performance goals for the year, (ii) setting individual performance goals, if the Compensation Committee elects to allocate any percentage of the target annual incentive compensation award opportunity to individual performance goals for the particular year; (iii) setting target annual incentive compensation award opportunities for each individual and the allocation of the target annual incentive compensation award opportunity between Company-wide performance goals and individual performance goals

(if any); (iv) measuring actual Company-wide and individual performance against Company-wide and individual goals and (v) considering unique or unforeseen circumstances or events and other performance considerations affecting Company-wide and individual performance during the year.

Typically, the Compensation Committee, with the participation of the Chief Executive Officer, sets compensation performance goals for the Company for the year.  Generally, approximately 67% or higher of the target annual incentive compensation award opportunity for executive officers has been based upon the attainment of Company-wide performance goals, which reflects the Company’s belief that executive officers are accountable for the Company’s overall operating performance.  The Company believes that this is an appropriate and reasonable allocation that aligns the annual incentive compensation for executive officers with Company-wide performance.

If the Compensation Committee elects to allocate any portion of executive officers’ target annual incentive compensation award opportunity to individual performance goals, the Compensation Committee sets the individual performance goals for the Chief Executive Officer, and the Chief Executive Officer, after consultation with the Compensation Committee, sets the individual performance goals for the other executive officers. Generally, 33% or less of the incentive compensation for each executive officer has been based upon individual performance goals to make executive officers accountable for achieving business objectives.  The Company believes this is an appropriate and reasonable allocation that aligns the annual incentive compensation of executive officers with individual performance. The individual performance goals are based on and reflect each individual’s responsibilities and, to the extent applicable, contribution to revenue, and may at times include such factors as leadership, team work, growth initiatives and other activities that are considered important to contributing to the long-term performance of the Company.

The Compensation Committee establishes a target annual incentive compensation award opportunity for each executive officer based on a percentage of base salary. The target annual incentive compensation award opportunity percentages range between 55% and 70% of base salary for named executive officers other than the Chief Executive Officer, and 80% of base salary for the Chief Executive Officer. The target award opportunities for the named executive officers were established by the Compensation Committee after reviewing survey data provided by the Company’s independent compensation consultant, and, in the case of named executive officers other than the Chief Executive Officer, input from the Chief Executive Officer. The Company believes this is a meaningful incentive to achieve the incentive compensation goals and an appropriate and reasonable allocation to performance-based annual cash incentive compensation to motivate executive officers.

For Company-wide goals, the Compensation Committee may adopt a formula that establishes a payout range based on the level of performance attained.  If adopted by the Compensation Committee for a particular plan year, the formula determines the percentage of the target annual incentive compensation award opportunity allocated to Company-wide performance goals to be paid, based on a percentage of goal achievement, with a minimum below which no payment is made and a maximum beyond which no additional bonus is paid.  In determining the extent to which the Company-wide performance goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude specific circumstances that the Company experienced during the year as well as the impact of unusual or infrequently occurring events or other particular circumstances affecting the Company’s business, changes in accounting principles, acquisitions, dispositions, impairment of assets, restructuring charges and litigation costs and successes, and may also consider the relative risks in achieving the goals reflected in the Company’s annual operating plan.

Generally, after the end of each fiscal year, the Compensation Committee reviews the Company’s actual performance against the previously established Company-wide performance goals.  The Compensation Committee also evaluates the performance of the Chief Executive Officer against the individual goals set for the Chief Executive Officer, if individual goals were established for the Chief Executive Officer for the year. In addition, based upon the recommendation of the Chief Executive Officer (for executive officers other than the Chief Executive Officer), the Compensation Committee evaluates performance against the individual goals set for the other executive officers, if individual goals were established for other executive officers for such year.  The Compensation Committee typically uses discretion in awarding annual incentive compensation. If an executive officer performs at a higher level than expected, the executive officer may be rewarded with a higher level of annual incentive compensation than originally targeted.  Similarly, if performance is below expectations, the executive officer’s annual incentive compensation award may be lower than target or there may be no annual incentive compensation awarded.  This process allows decisions regarding annual incentive compensation to take into account each executive officer’s personal performance and contribution during the year.

The target annual incentive compensation award opportunities under the Company’s 2010 Annual Incentive Compensation Plan (“2010 Annual Incentive Plan”) for the 2010 named executive officers were set by the Compensation Committee as percentages of their respective base annual salaries.  The target annual incentive compensation award opportunities for Messrs. Coats, Lind, Helberg, Fuller, DeWalt and Garms were 80%, 70%, 70%, 70%, 55%, and 70%, respectively.  For the 2010 Annual Incentive Plan, these target annual incentive compensation award opportunities were allocated between Company-wide performance goals (“Company Performance Component”) and individual performance (“Individual Performance Component”). The Company-wide performance goals under the Company Performance Component were based on the following two components, each weighted at 33.33%: (i) percentage achievement of a Company revenue goal established by the Compensation Committee (“2010 Company Revenue Goal”) compared to the Company’s 2010 operating plan (“2010 Operating Plan”); and (ii) percentage achievement of a Company net income goal established by the Compensation Committee compared to the Company’s 2010 Operating Plan (“2010 Company Net Income Goal”). Payouts for each goal under the Company Performance Component were based upon percentage of achievement of the goal against a sliding scale that reduced payouts by approximately 3% for every 1% that achievement fell below goal and increased payouts approximately 3% for every 1% that achievement exceeded the goal (“2010 Achievement Funding Scale”). Achievement of a goal at or below 67% resulted in no payouts for that goal, and achievement over 100% was capped at 110%. The 2010 Operating Plan established a 2010 Company Revenue Goal of $57,818,000 and achievement of positive net income as the 2010 Company Net Income Goal. The Individual Performance Component of the 2010 Annual Incentive Plan was weighted at 33.33% for all 2010 named executive officers, with the determination of performance being made in the discretion of the Compensation Committee, in the case of the Chief Executive Officer, and the Chief Executive Officer, in the case of all other named executive officers.

In determining incentive compensation award payouts under the 2010 Incentive Plan, the Compensation Committee considered the following: (i) 2010 revenues of $51,554,000 resulted in an achievement of 89.2% of the 2010 Company Revenue Goal and a 66.6% targeted payout under the 2010 Achievement Funding Scale; (ii) a net loss of $8,833,000 resulted in 0% achievement of the 2010 Company Net Income Goal and therefore, no targeted payout for this goal; (iii) the increase in total leads volume over 2009 levels; (iv) the increase in the percentage of internally-generated leads over 2009 levels; (v) the increase in new and used vehicle dealer counts over 2009 levels; (v) the increase in finance leads over 2009 levels; (vi) stabilization of the advertising business in 2010; (vi) completion of the development of the Company’s data products group; and (vii) completion of the acquisition of the Cyber Ventures and Autotropolis businesses.

Based on its evaluation of the Company-wide performance and individual achievements for 2010, the Compensation Committee determined that there would be a 66.6% payout under the 2010 Company Revenue Goal, no payout under the 2010 Company Net Income Goal and an 80% payout under the Individual Performance Component.  These allocations resulted in awards to the 2010 named executive officers under the 2010 Incentive Plan of $164,193, $79,819, $92,359, $87,228 and $67,192 to Messrs. Coats, Lind, Helberg, Fuller and DeWalt, respectively. Mr. Garms was not entitled to receive an award under the 2010 Annual Incentive Plan.

In addition to the foregoing awards under the 2010 Annual Incentive Plan, Mr. Coats recommended, and the Compensation Committee approved, supplemental individual performance awards for Messrs. Lind and Helberg in the amounts of $20,181 and $12,641, respectively. For Mr. Lind, this supplemental incentive payment was primarily related to Mr. Lind’s work in facilitating the acquisition of Cyber Ventures and Autotropolis as well as increased duties and responsibilities he undertook as a result of Mr. Garms’ departure from the Company. In the case of Mr. Helberg, this supplemental incentive payment was primarily related to Mr. Helberg’s performance in reenergizing the Company’s advertising business as well as increased duties and responsibilities he undertook as a result of Mr. Garms’ departure from the Company.

For 2011, the Compensation Committee has established the target annual incentive compensation award opportunities under the Company’s 2011 Annual Incentive Compensation Plan (“2011 Annual Incentive Plan”) for executive officers as percentages of their respective base annual salaries. The target annual incentive compensation award opportunities for Messrs. Coats, Lind, Helberg, Fuller, DeWalt and Petrone are 80%, 70%, 70%, 70%, 55%, and 55%, respectively.  For the 2011 Annual Incentive Plan, these target annual incentive compensation award opportunities are allocated solely to Company-wide performance goals. The Company-wide performance goals under the 2011 Annual Incentive Plan are based on the following two components: (i) percentage achievement of a Company revenue goal established by the Compensation Committee (“2011 Company Revenue Goal”) compared to the Company’s 2011 operating plan (“2011 Operating Plan”); and (ii) percentage achievement of a Company EBITDA goal established by the Compensation Committee compared to the Company’s 2011 Operating Plan (“2011 Company EBITDA Goal”). The 2011 Company Revenue Goal and 2011 Company EBITDA Goal are weighted 30% and 70%, respectively. Payouts for each goal are based upon percentage of achievement of the goal against a sliding scale that reduces payouts by approximately 4% for every 1% that achievement falls below goal and increases payouts approximately 4% for every 1% that achievement exceeds the goal (“2011 Achievement Funding Scale”). Achievement of a goal at or below 75% results in no payouts for that goal, and achievement over 100% is capped at 120%.

Payouts, if any, to executive officers under the 2011 Annual Incentive Plan will be made 50% in cash and approximately 50% (based on Black-Scholes value as of date of grant) in performance-based options (“2011 Performance-Based Options”) that are subject to two vesting requirements and conditions: (i) percentage achievement (based on the 2011 Achievement Funding Scale) of the 2011 Company EBITDA Goal and 2011 Company Revenue Goal under the 2011 Annual Incentive Plan (“2011 Company Performance Goals”); and (ii) time vesting based on the time vesting schedule (“Time Vesting Schedule”) set forth below (“Time Vesting Component”). For 2011 Performance-Based Options to vest and become exercisable, the number of 2011 Performance-Based Options eligible to vest under the Time Vesting Component must first be determined under the 2011 Company Performance Goals (“Vesting Eligible 2011 Performance-Based Options”). Once the aggregate number of Vesting Eligible 2011 Performance-Based Options is determined, the Vesting Eligible 2011 Performance-Based Options are then subject to vesting under the Time Vesting Component in accordance with the following Time Vesting Schedule: (i) thirty-three and one-third percent (33 1/3%) of the 2011 Vesting Eligible Performance-Based Options shall vest and become exercisable on the first anniversary of the Grant Date, and (ii) one thirty-sixth (1/36) of the entire of such 2011 Vesting Eligible Performance-Based Options shall vest and become exercisable at each successive monthly anniversary of the grant date thereafter for the following twenty-four (24) months. 2011 Performance-Based Options that are not determined to be 2011 Vesting Eligible Performance-Based Options shall not vest and shall be cancelled as soon as the number of 2011 Vesting Eligible Performance-Based Options is determined by the Compensation Committee. The 2011 Performance-Based Options may vest earlier as may be provided in the Company’s 2010 Equity Incentive Plan (the stock option plan from which the 2011 Performance-Based Options were granted) or the applicable award agreements. The 2011 Performance-Based Options were granted January 20, 2011 at an exercise price of $0.96 per share, which was the closing price of the Company’s common stock on The NASDAQ Global Market on the Grant Date.

Long-Term Equity Incentive Awards.  The Company believes that equity-based compensation in the form of stock options or restricted stock links the interests of executive officers with the long-term interests of the Company’s stockholders, support a pay-for-performance culture, foster employee stock ownership, focuses the management team on increasing value for the stockholders and encourages executive officers to remain in the Company’s employ.  In addition, stock options and restricted stock awards help to provide a long-term balance to the overall compensation program.  While cash bonus payments are focused on short-term performance, the multi-year vesting schedule of stock options and the forfeiture restrictions on restricted stock create incentive for increases in stockholder value over a longer term.

The Company views stock options as performance-based because they require the stock price to increase in order for the recipient to realize value from the stock options.  The vesting period also encourages executive retention and the preservation and enhancement of stockholder value.  Restricted stock that is subject to forfeiture in the event an executive officer leaves the Company prior to the lapse of the forfeiture restrictions provides similar retention and long-term motivational effects.  The Company views restricted shares as providing employment retention incentives and an incentive to increase share values because they become more valuable as the price of Autobytel’s common stock increases.

The level of long-term incentive compensation is determined based on an evaluation of competitive factors, the position and level of responsibility of each executive officer, the Company’s belief that stock options should be a significant part of the total mix of executive officer compensation and the goals of the compensation objectives described above.  The long-term incentive compensation grant practice has been to provide stock options with exercise prices of not less than fair market value of the Company’s stock on the date of grant.  Depending on the circumstances, in establishing grant levels, the Company may consider the equity ownership levels of the recipients, exercise prices of existing grants or prior grants that are fully vested. The Company does not have a policy requiring executive officers or directors to hold shares acquired following option exercise or restricted stock vesting for any additional length of time, unless the share is specifically subject to a resale restriction, as in the case of the Chief Executive Officer’s 2009 option award.  There are also no ownership guidelines for executives or directors, as this it is not viewed as competitive for a public company of Autobytel’s size.

Stock options typically have been granted to executive officers when the executive first joins the Company and upon promotions to more senior executive positions.  At the discretion of the Compensation Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company’s common stock.  The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact the Company’s results, past performance or consistency within the officer’s internal pay level.  The Compensation Committee considers these factors, as well as applicable contractual requirements, the value of long-term incentive grants, share usage tax impact, leverage and stockholder dilution.  Option grants prior to 2010 typically had a term of ten years, while the Company’s 2010 Equity Incentive Plan requires that options granted under this plan expire no later than seven years from the date of grant.  Stock options generally vest and become exercisable over a three-year period.

The Compensation Committee approves all stock options, subject to limited delegation to the Non-Executive Stock Option Committee, which consists of the Company’s Chief Executive Officer, for stock option grants to non-executive officers.  Generally, option grants to new hires who are executive officers are approved prior to the date of hire and granted on the date of hire.

As described in more detail above under the section entitled “Base Annual Salary,” the compensation terms of the employment agreement with Mr. Coats were determined by the Compensation Committee in connection with his December 2008 hire as an employee and in connection with his April 2009 amended employment agreement (as subsequently amended as of December 17, 2010).  This included consultation with the Compensation Committee’s independent compensation consultant (discussed in the section of this Proxy Statement entitled “Executive Compensation-Compensation Consultants” below).  Based on its survey of the two peer groups, the Compensation Committee’s independent compensation consultant recommended the granting of 1,000,000 options to Mr. Coats, which was the median hiring award for new hire chief executive officers at the new hire CEO peers companies (the “second peer group”) measured as a percentage of shares outstanding and was also consistent with Autobytel’s hiring award for its former chief executive officer.  The grant date fair value of the hiring award was well below the median of the new hire CEO peer group companies.  Based on this recommendation, the Compensation Committee approved the granting of 1,000,000 options to Mr. Coats on April 3, 2009 at an exercise price of $0.35 per share, which was higher than the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date. Mr. Coats had requested that his option exercise price be aligned with most recent stock option grants made to the other named executive officers, so the Compensation Committee set the higher $0.35 exercise price at the exercise price for options granted on March 3, 2009 to other 2009 named executive officers.

Stock option grants were made to Messrs. Lind and Helberg in 2010. After considering the Chief Executive Officer’s recommendation, the Compensation Committee approved the grants of 200,000 and 250,000 stock options to Mr. Lind and Mr. Helberg, respectively, as of their hire dates of February 1, 2010 and May 25, 2010, respectively. These stock options were granted at exercise prices of $1.09 and $1.02 per share, respectively, the closing price for Autobytel’s common stock on the NASDAQ Global Market as of the grant dates. In addition, upon the recommendation of the Chief Executive Officer, the Compensation Committee approved an additional grant of 50,000 stock options to Mr. Lind as of May 13, 2010 at an exercise price of $1.09 per share, the closing price for Autobytel’s common stock on the NASDAQ Global Market as of the grant date. This additional grant of stock options to Mr. Lind was made to reflect his increased duties and responsibilities resulting from Mr. Garms’ departure from the Company. All of the foregoing option grants to Messrs. Lind and Helberg vest one-third on the first anniversary following the grant date, with the remaining two-thirds vesting ratably over twenty-four months thereafter. The vesting of these stock options will accelerate upon a change in control of Autobytel. These stock option grants reflected the Compensation Committee’s belief that equity-based compensation in the form of stock options links the interests of named executive officers with the long-term interests of the Company’s stockholders, supports a pay-for-performance culture, fosters stock ownership by named executive officers, focuses the management team on increasing value for the stockholders, and encourages named executive officers to remain in the Company’s employ. No stock option grants were made to Messrs. Coats, Fuller or DeWalt in 2010.

Severance and Change in Control Terms.  The Company has entered into agreements with various key employees, including the executive officers, that provide for severance benefits under certain employment termination events.  In addition, certain of the agreements also provide for payments and benefits in the event of a change in control. The agreements are designed as a recruiting and retention mechanism to assist the Company in providing enough employment security to compete for highly qualified executive officers and induce them to invest themselves in a career with the Company, to assist in retention of the Company’s executive officers during the uncertainty that might accompany any possible change in control, and to offset any motivation executive officers might otherwise have to resist a change in control that could result in loss of their employment.  Information regarding applicable terms of such agreements for the Company’s named executive officers is provided below under the section of this Proxy Statement entitled “Executive Compensation-Employment Agreements.”

Under the Coats Employment Agreement, Mr. Coats is entitled to specified payments in the event certain events of employment termination, including termination in connection with or following a change in control. The Compensation Committee approved these terms in connection with its evaluation of Mr. Coats’ amended and restated employment agreement in consultation with the Compensation Committee’s independent compensation consultant.  The employment agreement contains confidentiality and non-solicitation provisions that extend beyond termination.  See the section below entitled “Tax and Accounting Implications- IRC Sections 280G and 4999” regarding the Compensation Committee’s consideration of IRC Sections 280G and 4999 in structuring Mr. Coats’ employment and severance package.  The December 2010 amendment to the Coats Employment Agreement increased the lump sum payout to Mr. Coats in the event of a termination of Mr. Coats’ employment in connection with a change in control of the Company from 1.3 times his annual base salary to 1.72 times the sum of his base annual salary and his target annual incentive compensation opportunity. The Compensation Committee approved these changes to the terms of the Coats Employment Agreement in light of Mr. Coats’

service to the Company and his achievements during the prior three years and the consolidation taking place in the Company’s industry, thereby increasing the need to maintain a stable senior management. The amount of the foregoing lump sum cash payout related to Mr. Coats’ targeted annual incentive compensation opportunity in the case of a termination of employment in connection with a change in control of the Company will be reduced by the sum of (i) the option spread (based on the difference between the per share transaction price of the Company’s Common Stock and the option exercise price), if any, on Mr. Coats’ Vesting Eligible 2011 Performance-Based Options (this option-related reduction not to exceed $168,000); and (ii) the cash payout, if any, under the 2011 Annual Incentive Plan as of the change in control event.

The severance benefits agreements for Messrs. Lind, Helberg, Fuller and DeWalt provide that they are entitled to certain payments in the event certain events of employment termination, including termination in connection with or following a change in control.  The severance agreements for Messrs. Fuller and DeWalt provide for gross-ups to offset any excise tax on excess parachute programs to preserve the net value to them of these severance benefits so that the value of the motivational and retention aspects of the severance compensation packages for these executive officers would not be diminished. The Compensation Committee approved the severance agreements for Messrs. Fuller and DeWalt in connection with the implementation of the Company’s retention plan in September 2008 at a time when the Company was considering a possible sale of the Company and approved the severance agreements for Messrs. Lind and Helberg in connection with their joining the Company.

Under the 2011 Annual Incentive Plan (and the 2010 Equity Incentive Plan from which the performance-based stock options for the 2011 Annual Incentive Plan were awarded), in the event of a change in control of the Company the Compensation Committee will determine the level of achievement of the 2011 Company Performance Goals under the 2011 Annual Incentive Plan for purposes of such officer’s awards as of the change in control event. Based on such determination, (i) the cash component of the 2011 Annual Incentive Plan resulting from such determination will be paid in connection with the change in control; and (ii) the number of Vesting Eligible 2011 Performance-Based Options resulting from such determination will be accelerated and become fully vested and exercisable as of the change in control event if (1) the acquirer does not assume the Vesting Eligible 2011 Performance-Based Options or the Company (if it is the ultimate parent entity after the change in control) does not continue the Vesting Eligible 2011 Performance-Based Options; or (2) the Vesting Eligible 2011 Performance-Based Options are not assumed, substituted or continued with equity securities of the successor company or the Company, as applicable, that are publicly-traded and listed on an exchange in the United States and that have voting, dividend and other rights, preferences and privileges substantially equivalent to the Company’s common stock prior to the change in control. If the vesting of the Vesting Eligible 2011 Performance-Based Options is not accelerated as of the change in control event, the vesting of the Vesting Eligible 2011 Performance-Based Options for a named executive officer will be accelerated if there occurs a termination of that named executive officer’s employment within twenty-four (24) months of the change in control event, and in the event of such a termination of employment, the Vesting Eligible 2011 Performance-Based Options will remain exercisable for a period of 24 months following the termination of employment (but in no event later than the original expiration date of the 2011 Performance-Based Options.

Benefits and Perquisites.  Except as discussed below, typically executive officers participate in employee benefit plans that are generally available to all employees on the same terms.

All employees above senior manager are provided with enhanced supplemental short and long term disability insurance by the Company in addition to the Company’s standard short and long term disability insurance in order to attract and retain them.  For those executive officers who qualify for the coverage, the Company also provides an additional supplemental long term disability plan that offers a benefit of up to 75% of the executive’s base annual salary, up to a maximum benefit of $5,000 per month.  The benefit begins 90 calendar days after the onset of the disability and can continue up to age 65.

In connection with Mr. Coats’ employment by the Company, Mr. Coats relocated to Orange County, California.  The Compensation Committee approved the payment or reimbursement of customary relocation expenses directly related to Mr. Coats’ relocation and other miscellaneous moving expenses, which other miscellaneous expenses that were capped at $30,000. In addition, the Company agreed to pay for temporary housing for Mr. Coats. The Company agreed to make additional payments to Mr. Coats to compensate for his additional tax obligations incurred by reason the Company’s payment or reimbursement of Mr. Coats’ relocation expenses. The December 2010 amendment to the Coats Employment Agreement (i) extended his temporary housing allowance to June 30, 2011; (ii) increased his miscellaneous moving expenses from $40,000 to $53,000; and (iii) increased his temporary monthly housing allowance from $5,600 to $7,000. The Compensation Committee approved these changes to the terms of the Coats Employment Agreement in light of the housing market conditions Mr. Coats is experiencing in attempting to sell his prior residence in New Jersey and the desire of the Company to avoid purchasing Mr. Coats’ prior residence.

Tax and Accounting Implications

IRC Section 162(m) Limitation.  The Compensation Committee has considered the potential impact of Section 162(m) of the IRC on the compensation paid to the Company’s executive officers.  In general, Section 162(m) disallows a tax deduction for the compensation paid to certain executives of publicly-held corporations in excess of $1.0 million in any taxable year.  The $1.0 million limitation applies per executive per year and only to the compensation paid to the chief executive officer and to each of the next three most highly compensated officers other than the chief financial officer, and provided that compensation is not performance-based.  In general, it is the Compensation Committee’s policy to qualify its executives’ compensation for deductibility under applicable tax laws.  The Compensation Committee believes, however, that stockholder interests are best served by not restricting its discretion and flexibility in crafting compensation programs, even though those programs may result in certain non-deductible compensation expenses.  Therefore, the Compensation Committee has from time to time approved elements of compensation for certain officers that may not be fully deductible and reserves the right to do so in the future in appropriate circumstances. In addition, although some amounts recorded as compensation by the Company to certain of the Company’s executive officers may be limited by Section 162(m), that limitation does not result in the current payment of increased federal income taxes by the Company due to the Company’s significant net operating loss carry forwards.

IRC Sections 280G and 4999.  The Compensation Committee has considered the potential impact of Sections 280G and 4999 of the IRC in structuring the compensation and severance packages for the Company’s executives.  Section 280G disallows a tax deduction by the payor for “excess parachute payments” made to executives, and Section 4999 imposes a 20% nondeductible excise tax on the executive receiving an excess parachute payment.  In general, a parachute payment to an executive is a payment to the executive in the nature of compensation that is contingent on a change in control and exceeds three times the executive’s base amount.  An executive’s base amount is generally the average compensation received by the executive from the company during the five year period preceding the change in control.  An excess parachute payment is any amount over the portion of the base amount allocated to that parachute payment.

In general, it is the Compensation Committee’s policy to qualify its executives’ compensation for deductibility under applicable tax laws.  The Compensation Committee believes, however, that stockholder interests are best served by not restricting its discretion and flexibility in crafting compensation programs, even though those programs may result in certain non-deductible compensation expenses.  Therefore, the Compensation Committee has from time to time approved elements of compensation for certain officers that may not be fully deductible and that provide for the Company to “gross up” the payment made to the executive to compensate the executive for the 20% excise tax, and the Compensation Committee reserves the right to do so in the future in appropriate circumstances.

In connection with the structuring of Mr. Coats’ compensation and severance package, the Compensation Committee considered the effects of Sections 280G and 4999.  In light of the estimated expense to the Company, the Compensation Committee elected not to provide Mr. Coats with a gross-up payment in the event any amount of severance payments or compensation made to Mr. Coats were found to be excess parachute payments, but did not want to diminish the value of the motivational and retention aspects of Mr. Coat’s severance compensation package.  Therefore certain aspects of Mr. Coats’ severance package, including the one-year consulting agreement in the event of a termination of Mr. Coats’ employment without cause or by Mr. Coats for good reason within eighteen months of a change in control and the vesting terms of the options granted to Mr. Coats in connection with his employment as the Company’s President and Chief Executive Officer were structured to mitigate the applicability of Sections 280G and 4999 to Mr. Coats’ severance compensation.

Accounting for Stock-Based Compensation.  The Company accounts for its stock-based payments, including stock options and restricted stock, in accordance with the requirements of U.S. GAAP, including Financial Accounting Standard Board’s ASC Topic 718 “Compensation-Stock Compensation” (“FASB ASC Topic 718”).  The Company recognizes share-based compensation based on the fair value of awards, net of estimated forfeitures on a straight line basis over the requisite service periods, which is generally over the award’s respective vesting period, or on an accelerated basis over the estimated performance periods for options with performance conditions.  Restricted stock fair value is measured on the grant date based on the quoted market price of Company’s Common Stock, and the stock option fair value is estimated on the grant date using the Black-Scholes option pricing model based on the underlying Common Stock closing price as of the date of grant, the expected term, stock price volatility and risk-free interest rates.

Compensation Consultants

Periodically, the Compensation Committee consults with Frederic W. Cook & Co., Inc. (“Frederic Cook”), the Compensation Committee’s independent compensation consultant, regarding executive compensation decisions.  In addition, periodically, Frederic Cook provides the Compensation Committee with market data and compensation alternatives for consideration.  The Compensation Committee directly engaged Frederic Cook and the Company’s executive officers did not participate in the selection of Frederic Cook, except that prior to Mr. Coats’ employment as the Company’s President and Chief Executive Officer, Mr. Coats was a member of the Compensation Committee that selected Frederic Cook for various consulting projects. Periodically, the Company’s Chief Executive Officer seeks input from Frederic Cook on compensation matters relating to named executive officers other than the Chief Executive Officer in providing information to the Compensation Committee regarding compensation matters.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K adopted by the SEC, and, based on that review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Autobytel Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Proxy Statement on Schedule 14A in connection with the 2011 annual meeting of stockholders of Autobytel Inc.

Compensation Committee

Janet M. Thompson
Michael J. Fuchs
Mark N. Kaplan
Jeffrey M. Stibel

The above report of the Compensation Committee will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this report be incorporated by reference in any of the Company’s filings under the Securities Act or the Securities Exchange Act except to the extent that the Company specifically incorporates the same by reference.

Summary Compensation

The table below and the accompanying footnotes summarize the compensation attributed for fiscal years 2008, 2009 and 2010, as applicable, to the Company’s executive officers who constitute Named Executive Officers for the fiscal year ended December 31, 2010.

2010 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Named Executive Officers
Jeffrey H. Coats	2010	409,412(4)	—	—	—	164,193	157,598(3)	731,203
President, Chief Executive Officer and Director	2009	400,588(4)	30,000(4)	—	137,621	336,000	149,784(5)	1,053,993
	2008(6)	20,682	—	—	1,990	—	192,000	214,672

Stephen D. Lind	2010	233,750	—	—	166,746	100,000	41,535(7)	542,031
Executive Vice President, Corporate Development

James D. Helberg	2010	162,614	—	—	157,027	105,000	159,593(8)	584,234
Executive Vice President, Product, Marketing and Analytics

Glenn E. Fuller	2010	255,000	—	—	—	87,228	5,990(9)	348,218
Executive Vice President, Chief Legal and Administrative Officer and Secretary	2009	250,833	—	—	35,551	154,800	5,970(10)	447,154
	2008	216,948	103,500	26,500	124,645	—	5,508(11)	477,101

Curtis E. DeWalt	2010	250,000	—	—	—	67,192	7,814(12)	325,006
Senior Vice President and Chief Financial Officer	2009	241,667	—	—	40,630	137,500	5,960(13)	425,757

Former Named Executive Officer
Mark A. Garms	2010	101,250	—	—	—	—	381,221(14)	482,471
Executive Vice President and Chief Operating Officer	2009	265,000	—	—	50,788	151,200	5,722(15)	472,710
	2008	233,167	108,000	53,000	79,531	—	5,532(16)	478,930

(1)
The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized.  Effective February 28, 2010, the dollar amount reported for stock awards and option awards is the aggregate grant date fair value of awards granted during the year calculated in accordance with FASB ASC Topic 718.  To facilitate year-to-year comparisons, prior year amounts have been recast to conform to current year presentation. See Note 9 of the “Notes to Consolidated Financial Statements” in Part IV, Item 15-Exhibits and Financial Statement Schedules of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which accompanies this Proxy Statement for assumptions made in these valuations.

(2)
Represents amounts related to corporate and individual performance goals.  For information on the amounts earned in 2010, see the section of this Proxy Statement entitled “Executive Compensation-Compensation Discussion and Analysis- Annual Non-Equity Incentive Compensation, Retention and Discretionary Awards.”

(3)
Represents $142,692 for payment of relocation expenses and lodging costs, $6,694 for health insurance for dependent, $5,212 for supplemental insurance premiums, and $3,000 for matching contributions to the Company’s Retirement Savings Plan.

(4)
Bonus payment of $30,000 represents a signing bonus paid to Mr. Coats upon the signing of his amended and restated employment agreement. Mr. Coats base annual salary of $420,000 was reduced in 2009 and 2010 by the amount of the signing bonus.

(5)
Represents $85,907 for payment of relocation expenses and lodging costs, $57,067 for related tax gross-up on lodging costs, $3,810 for supplemental insurance premiums, and $3,000 for matching contributions to the Company’s Retirement Savings Plan.

(6)
Jeffrey Coats, a member of the Board of Directors, was appointed as the Company’s President and Chief Executive Officer on December 11, 2008.  The $20,682 under the Salary column represents salary earned as the Company’s President and Chief Executive Officer; the $1,990 under the Options Awards column represents stock options granted to Mr. Coats in connection with his service as a non-executive member of the Company’s Board of Directors in 2008; and the $192,000 under the All Other Compensation column represents $122,000 in director fees and $70,000 for consulting services during 2008.

(7)
Represents $2,709 for matching contributions to the Company’s Retirement Savings Plan, $1,826 for supplemental insurance premiums, and $37,000 in consulting fees for consulting services rendered in 2010 prior to being employed by the Company.

(8)
Represents $1,856 for matching contributions to the Company’s Retirement Savings Plan, $3,905 for health insurance for dependent, $1,449 for supplemental insurance premiums and $152,383 in consulting fees for consulting services rendered in 2010 prior to being employed by the Company.

(9)	Represents $3,000 for matching contributions to the Company’s Retirement Savings Plan and $2,990 for supplemental insurance premiums.
(10)	Represents $3,000 for matching contributions to the Company’s Retirement Savings Plan and $2,970 for supplemental insurance premiums.
(11)	Represents $3,000 for matching contributions to the Company’s Retirement Savings Plan and $2,508 for supplemental insurance premiums.
(12)	Represents $3,000 for matching contributions to the Company’s Retirement Savings Plan and $4,814 for supplemental insurance premiums.
(13)	Represents $3,000 for matching contributions to the Company’s Retirement Savings Plan and $2,960 for supplemental insurance premiums.
(14)
Represents $270,000 for severance payments and $11,678 for accrued vacation payout upon termination of employement, $1,408 for supplemental insurance premiums, $3,000 for matching contributions to the Company’s Retirement Savings Plan and $95,135 in consulting fees for consulting services rendered after termination of employment.

(15)	Represents $3,000 for matching contributions to the Company’s Retirement Savings Plan and $2,722 for supplemental insurance premiums.
(16)	Represents $3,000 for matching contributions to the Company’s Retirement Savings Plan and $2,532 for supplemental insurance premiums.

Grants of Plan-Based Awards in 2010

The following table sets forth for each of the Named Executive Officers information concerning plan-based awards, including stock and stock option awards granted during 2010.  During 2010, the Company granted options at exercise prices equal to the fair market value of a share of the Company’s Common Stock as determined by the closing price on the NASDAQ Global Market on the date of grant.  The term of each option granted is either ten or seven years from the date of grant, depending on the stock option plan from which the stock options were granted.  The vesting of restricted stock awards and certain option awards accelerates if there is a change in control of the Company or involuntary termination of employment.  Option awards may be cancelled before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

2010 Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ /Share)	Closing Price on Grant Date ($ /Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Named Executive Officers
Jeffrey H. Coats	—	11,424	336,000	436, 800	—	—	—	—
Stephen D. Lind	02/01/10	5,554	163,340	212,342	200,000(2)	1.09	1.09	133,133
	05/13/10	—	—	—	50,000(3)	1.09	1.09	33,613
James D. Helberg	05/25/10	6,426	189,000	245,700	250,000(4)	1.02	1.02	157,027
Glenn E. Fuller	—	6,069	178,500	232,342	—	—	—	—
Curtis E. DeWalt	—	4,675	137,500	178,750	—	—	—	—

(1)	The dollar amount reported for option awards is the aggregate grant date fair value of awards granted during the year calculated in accordance with FASB ASC Topic 718.
(2)	200,000 options were granted from the 2006 Inducement Stock Option Plan.
(3)	50,000 options were granted from the Amended and Restated 2001 Restricted Stock and Option Plan.
(4)	250,000 options were granted from the 2006 Inducement Stock Option Plan.

Outstanding Equity Awards at 2010 Year-End

The following table sets forth, for each of the Named Executive Officers, information concerning outstanding stock and option awards as of December 31, 2010.

2010 Outstanding Awards at Fiscal Year-End Table

Name	Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Stock Awards That Have Not Vested	Market Value of Stock Awards That Have Not Vested
		Exercisable	Un-exercisable
Named Executive Officers

Jeffrey H. Coats(1)	04/03/2009	1,000,000	—	0.35	04/03/2019	—	—
	11/03/2008	5,000	—	0.77	11/03/2018	—	—
	11/01/2007	5,000	—	2.32	11/01/2017	—	—
	11/01/2006	5,000	—	3.25	11/01/2016	—	—
	03/21/2006	5,000	—	4.61	03/21/2016	—	—
	09/08/2005	12,000	—	5.07	09/08/2015	—	—
	11/01/2004	10,000	—	6.90	11/01/2014	—	—
	12/24/2003	25,000	—	9.21	12/24/2013	—	—
	11/01/2003	5,000	—	10.89	11/01/2013	—	—
	02/24/2003	5,000	—	3.01	02/24/2013	—	—
	12/04/2002	20,000	—	3.00	12/04/2012	—	—
	11/01/2002	5,000	—	2.32	11/01/2012	—	—
	07/18/2002	24,500	—	2.35	07/18/2012	—	—

Stephen D. Lind(2)	02/01/2010	—	200,000	1.09	02/01/2020	—	—
	05/13/2010	—	50,000	1.09	05/13/2020	—	—

James D. Helberg(3)	05/25/2010	—	250,000	1.02	05/22/2020	—	—

Glenn E. Fuller(4)	09/22/2009	20,788	29,064	0.62	09/22/2019	—	—
	03/03/2009	51,050	36,450	0.35	03/03/2019	—	—
	09/29/2008	75,007	24,993	1.06	09/29/2018	6,251	$5,376(5)
	05/13/2008	64,585	10,415	1.91	05/13/2018	—	—
	10/16/2006	75,000	—	3.28	10/16/2016	—	—

Curtis E. DeWalt(4)	09/22/2009	23,753	33,222	0.62	09/22/2019	—	—
	03/03/2009	58,345	41,655	0.35	03/03/2019	—	—
	09/29/2008	75,007	24,993	1.06	09/29/2018	6,251	$5,376(5)
	10/30/2007	140,000	—	2.59	10/30/2017	—	—

Former Named Executive Officer
Mark A. Garms(6)	09/29/2008	150,000	—	1.06	03/10/2011	—	—
	08/14/2006	100,000	—	2.99	03/10/2011	—	—
	08/11/2005	75,000	—	4.47	03/10/2011	—	—
	09/21/2004	35,000	—	8.80	03/10/2011	—	—
	06/24/2004	25,000	—	8.90	03/10/2011	—	—
	03/02/2004	10,000	—	14.17	03/10/2011	—	—
	08/27/2003	75,000	—	7.60	03/10/2011	—	—
	02/24/2003	7,500	—	3.01	03/10/2011	—	—
	09/18/2002	7,500	—	1.96	03/10/2011	—	—
	03/01/2002	1,500	—	3.00	03/10/2011	—	---

(1)
The outstanding equity awards granted prior to December 2008 were granted to Mr. Coats pursuant to his service as a non-executive member of the Company’s Board of Directors.  All awards granted to Mr. Coats vested and became exercisable on the first anniversary of the grant date.

(2)
One-third of the stock options granted cliff vest on the first anniversary following the grant date, and the remaining two-thirds vest ratably over twenty-four months thereafter. The vesting of the stock options will accelerate upon a change in control of Autobytel.

(3)
One-third of the stock options cliff vest on the first anniversary following the grant date, and the remaining two-thirds vest ratably over twenty-four months thereafter. The vesting of the stock options will accelerate upon a change in control of Autobytel.

(4)
One-third of the options granted on March 3, 2009 cliff vested on the first anniversary following the grant date, and the remaining two-thirds vest ratably over twenty-four months thereafter.  In addition, the remaining two-thirds of the awards were subject to additional market price conditions in order to be exercisable, each of which have been satisfied. Options granted on all other grant dates vest and become exercisable on the first anniversary of the grant date, and one thirty-sixth will vest and become exercisable on each successive monthly anniversary thereafter for the following 24 months ending on the third anniversary of the grant date.  The vesting of the stock options will accelerate (i) if Autobytel terminates the executive officer’s employment without cause or if the executive officer resigns his employment for good reason; or (ii) upon a change in control of Autobytel.

(5)	The amounts represent the product of the number of shares presented in the column immediately to the left and the closing price on December 31, 2010 of Autobytel’s Common Stock, which was $0.86.
(6)
Vesting for stock options not otherwise vested in accordance with their terms accelerated upon termination of Mr. Garms’ employment with the Company as of May 14, 2010. As additional consideration for the commitments and obligations made by Mr. Garms in the In accordance with the Garms Consulting Agreement entered into with Mr. Garms after termination of his employment, the Company agreed that the 90-day post-employment termination exercise windows for Mr. Garms’ outstanding stock options would be extended, so that the 90-day post-employment termination exercise window would not begin to run until the earlier of (i) the expiration date of the Garms Consulting Agreement or (ii) the termination date of the Garms Consulting Agreement (whether terminated by Company or Mr. Garms, with or without cause); provided, however, that in no event would the post-termination exercise windows extend beyond the original expiration dates of the options. The Garms Consulting Agreement was terminated effective as of December 10, 2010.

Option Exercises and Stock Vested in 2010

The following table sets forth for each of the Named Executive Officers information concerning option exercises and stock vestings during 2010.

2010 Options Exercised and Stock Vested
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Named Executive Officers
Jeffrey H. Coats	—	—	—	—
Stephen D. Lind	—	—	—	—
James D. Helberg	—	—	—	—
Glenn E. Fuller	—	—	8,333	$8,034
Curtis E. DeWalt	—	—	8,333	$8,034

Former Named Executive Officer
Mark A. Garms	196,220	$110,398	29,169	$30,530
	196,220	$110,398	45,835	$46,598

(1)	The aggregate dollar amount realized on exercising is computed by multiplying the number of options exercised by the spread between the sales price of the options exercised and the exercise price.

(2)	The aggregate dollar amount realized on vesting is computed by multiplying the number of shares by the closing price of the Company’s Common Stock on the vesting date.

Employment Agreements

Named Executive Officers

Jeffrey H. Coats.  In connection with the appointment of Mr. Coats as the Company’s President and Chief Executive Officer in December 2008, the Company and Mr. Coats entered into an Employment Agreement as of December 11, 2008.  On April 3, 2009, the Compensation Committee approved amendments to Mr. Coats’ employment agreement and approved the grant of stock options to Mr. Coats. Mr. Coats’ employment agreement was further amended by the Compensation Committee on December 17, 2010.  (Mr. Coats’ initial employment agreement, as amended by the Compensation Committee on April 3, 2009 and December 17, 2010, is referred to in this Proxy Statement as the “Coats Employment Agreement”).

The Coats Employment Agreement is for a term of five years commencing April 3, 2009.  Mr. Coats was entitled to an annual base salary of $420,000 for the year ended December 31, 2010 and thereafter for the remainder of the term of the Coats Employment Agreement.  Mr. Coats is also eligible to receive an annual incentive compensation opportunity targeted at 80% of his annual base salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee. Mr. Coats is entitled to all customary benefits afforded generally to executive officers of Autobytel, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that are approved in writing by the Board of Directors.  Autobytel will pay or reimburse Mr. Coats for all reasonable business expenses incurred by Mr. Coats while employed by the Company. The Coats Employment Agreement also provides for specified payments and continuation of benefits in the event of a termination of Mr. Coats’ employment with the Company by the Company without cause or by Mr. Coats for good reason, including any such termination in connection with a change in control of the Company. For a description of these termination and change in control provisions see the section of this Proxy Statement below entitled “Potential Payments Upon Termination or Change in Control.” The Coats Employment Agreement contains confidentiality and non-solicitation provisions that extend beyond termination of employment.

In connection with his employment by the Company, Mr. Coats relocated to Orange County, California.  The Compensation Committee approved the payment or reimbursement of reasonable and customary relocation expenses directly related to Mr. Coats’ relocation, including sales commission and closing costs for his prior residence in New Jersey (or broker commission for renting that residence), shipping two automobiles and other reasonable and customary miscellaneous moving expenses, which other miscellaneous expenses should not exceed $53,000.  In addition, the Company has agreed to pay for temporary housing for Mr. Coats until June 30, 2011, which temporary housing allowance was increased by the Compensation Committee effective January 1, 2011 to $7,000 per month. The Company will make additional payments to Mr. Coats to compensate for his additional tax obligations incurred by reason the Company’s payment or reimbursement of Mr. Coats’ relocation expenses.

Stephen D. Lind. In connection with his joining the Company in February 2010 as the Company’s Executive Vice President, Corporate Development, the Company and Mr. Lind entered into an employment agreement and a Severance Benefits Agreement, each dated as of February 1, 2010 (Mr. Lind’s employment agreement together with the Severance Benefits Agreement are collectively referred to herein as the “Lind Employment Agreement”). Under the Lind Employment Agreement, Mr. Lind’s employment with the Company is “at will” and not for a specified term.

Mr. Lind is currently entitled to an annual base salary of $255,000 during the term of the Lind Employment Agreement. Mr. Lind is also currently eligible to receive an annual incentive compensation opportunity targeted at 70% of his annual base salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee. Mr. Lind is entitled to all customary benefits afforded generally to executive officers of Autobytel, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that are approved in writing by the Board. Autobytel will pay or reimburse Mr. Lind for all reasonable business expenses incurred by Mr. Lind while employed by the Company. The Lind Employment Agreement also provides for specified payments and continuation of benefits in the event of a termination of Mr. Lind’s employment with the Company by the Company without cause or by Mr. Lind for good reason, including any such termination in connection with a change in control of the Company. For a description of these termination and change in control provisions see the section of this

Proxy Statement below entitled “Potential Payments Upon Termination or Change in Control.” The Lind Employment Agreement contains confidentiality and non-solicitation provisions that extend beyond termination of employment.

The Compensation Committee approved the grant of 200,000 stock options to Mr. Lind effective upon his February 1, 2010 hire date and an additional grant of 50,000 stock options to Mr. Lind as of May 13, 2010.  This additional grant of stock options to Mr. Lind was made to reflect Mr. Lind’s increased duties and responsibilities resulting from Mr. Garms’ departure from the Company. The stock options have an exercise price of $1.09 per option, the closing price for Autobytel’s Common Stock on the NASDAQ Global Market on the respective grant dates, and will vest over a three-year period, with one-third vesting on the first anniversary of the respective date of grant and thereafter in equal one thirty-sixth (1/36) installments of the original number of shares subject to the option on each monthly anniversary of the date of grant for the following twenty-four months.  The stock options expire 10 years from the date of grant.  The vesting of the stock options will accelerate upon a change in control of Autobytel.

James D. Helberg. In connection with his joining the Company in May 2010 as the Company’s Executive Vice President, Product, Marketing and Analytics, the Company and Mr. Helberg entered into an employment agreement and a Severance Benefits Agreement, each dated as of May 25, 2010 (Mr. Helberg’s employment agreement together with the Severance Benefits Agreement are collectively referred to herein as the “Helberg Employment Agreement”). Under the Helberg Employment Agreement, Mr. Helberg’s employment with the Company is “at will” and not for a specified term.

Mr. Helberg is currently entitled to an annual base salary of $270,000 during the term of the Helberg Employment Agreement. Mr. Helberg is also currently eligible to receive an annual incentive compensation opportunity targeted at 70% of his annual base salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee. Mr. Helberg is entitled to all customary benefits afforded generally to executive officers of Autobytel, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that are approved in writing by the Board. Autobytel will pay or reimburse Mr. Helberg for all reasonable business expenses incurred by Mr. Helberg while employed by the Company. The Helberg Employment Agreement also provides for specified payments and continuation of benefits in the event of a termination of Mr. Helberg’s employment with the Company by the Company without cause or by Mr. Helberg for good reason, including any such termination in connection with a change in control of the Company. For a description of these termination and change in control provisions see the section of this Proxy Statement below entitled “Potential Payments Upon Termination or Change in Control.” The Helberg Employment Agreement contains confidentiality and non-solicitation provisions that extend beyond termination of employment.

The Compensation Committee approved the grant of 250,000 stock options to Mr. Helberg effective upon his May 25, 2010 hire date. The stock options have an exercise price of $1.02 per option, the closing price for Autobytel’s Common Stock on the NASDAQ Global Market on the grant date, and will vest over a three-year period, with one-third vesting on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments of the original number of shares subject to the option on each monthly anniversary of the date of grant for the following twenty-four months.  The stock options expire 10 years from the date of grant.  The vesting of the stock options will accelerate upon a change in control of Autobytel.

Glenn E. Fuller.  In connection with his joining the Company in October 2006 as the Company’s Vice President, Legal Affairs, the Company and Mr. Fuller entered into an employment agreement dated as of October 10, 2006, which agreement has been amended at various dates in connection with Mr. Fuller’s various promotions within the Company.  Mr. Fuller’s employment agreement was most recently amended in connection with his promotion to Executive Vice President, Chief Legal and Administrative Officer and Secretary of the Company in January 2009 and by an Amended and Restated Severance Agreement dated as of September 29, 2008 (Mr. Fuller’s initial employment agreement, as amended, together with the Severance Agreement are collectively referred to herein as the “Fuller Employment Agreement”). Under the Fuller Employment Agreement, Mr. Fuller’s employment with the Company is “at will” and not for a specified term.

Mr. Fuller is currently entitled to an annual base salary of $255,000 during the term of the Fuller Employment Agreement. Mr. Fuller is also currently eligible to receive an annual incentive compensation opportunity targeted at 70% of his annual base salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee. Mr. Fuller is entitled to all customary benefits afforded generally to executive officers of Autobytel, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that are approved in writing by the Board. Autobytel will pay or reimburse Mr. Fuller for all reasonable business expenses incurred by Mr. Fuller while employed by the Company. The Fuller Employment Agreement also provides for specified payments and continuation of benefits in the event of a termination of Mr. Fuller’s employment with the

Company by the Company without cause or by Mr. Fuller for good reason, including any such termination in connection with a change in control of the Company. For a description of these termination and change in control provisions see the section of this Proxy Statement below entitled “Potential Payments Upon Termination or Change in Control.” The Fuller Employment Agreement contains confidentiality and non-solicitation provisions that extend beyond termination of employment.

Curtis E. DeWalt.  In connection with his joining the Company in October 2007 as the Company’s Vice President, Finance, the Company and Mr. DeWalt entered into an employment agreement dated as of October 4, 2007, which agreement has been amended at various dates in connection with Mr. DeWalt’s various promotions within the Company.  Mr. DeWalt’s employment agreement was most recently amended in connection with his promotion to Senior Vice President and Chief Financial Officer of the Company in March 2009 and by an Amended and Restated Severance Agreement dated as of September 29, 2008 (Mr. DeWalt’s initial employment agreement, as amended, together with the Amended and Restated Severance Agreement are collectively referred to herein as the “DeWalt Employment Agreement”).  Under the DeWalt Employment Agreement, Mr. DeWalt’s employment with the Company is “at will” and not for a specified term.

Mr. DeWalt is currently entitled to an annual base salary of $250,000.  Mr. DeWalt is also currently eligible to receive an annual incentive compensation opportunity targeted at 55% of his annual base salary based upon annual performance goals and the achievement of such goals, as established and determined by the Compensation Committee. Mr. DeWalt is entitled to all customary benefits afforded generally to executive officers of Autobytel, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that are approved in writing by the Board. Autobytel will pay or reimburse Mr. DeWalt for all reasonable business expenses incurred by Mr. DeWalt while employed by the Company. The DeWalt Employment Agreement also provides for specified payments and continuation of benefits in the event of a termination of Mr. DeWalt’s employment with the Company by the Company without cause or by Mr. DeWalt for good reason, including any such termination in connection with a change in control of the Company. For a description of these termination and change in control provisions see the section of this Proxy Statement below entitled “Potential Payments Upon Termination or Change in Control.” The DeWalt Employment Agreement contains confidentiality and non-solicitation provisions that extend beyond termination of employment.

Former Named Executive Officer

Mark A. Garms. Effective May 14, 2010 (“Garms Termination Effective Date”), Mr. Garms terminated his employment with the Company for good reason as a result of changes in his duties and responsibilities at the Company.  The terms of Mr. Garms’ severance arrangements were governed by his Amended and Restated Severance Agreement dated as of September 29, 2008 (“Garms Severance Agreement”).  Under the Garms Severance Agreement, Mr. Garms was entitled to a lump sum payment equal to his annual base salary of $270,000, as well as continuation of Company medical, dental, vision, life and disability insurance benefits for Mr. Garms and his eligible dependents (at the time of termination), provided, that (i) if such continuation of existing benefits that are eligible for COBRA continuation coverage is not allowable under the Company’s then existing policies, the Company will pay the COBRA continuation coverage premiums, the premiums for individual coverage or premiums for dependent coverage under another person’s group coverage, provided that the costs of those payments or reimbursements will not exceed the amounts the Company would pay for COBRA continuation coverage; and (ii) the Company is not obligated to pay more than the Company’s cost of providing those benefits at the time of termination of Mr. Garms’ employment with the Company for any benefits that are not eligible for COBRA continuation coverage. Mr. Garms was also entitled to receive outplacement services for twelve months. If it is determined that any amount paid, distributed or treated as paid or distributed (whether paid or payable or distributed or distributable pursuant to the terms of the Garms Severance Agreement, any stock option agreement between Mr. Garms and the Company or otherwise) by the Company to or for the benefit of Mr. Garms is deemed to be parachute payments under the IRC, then Autobytel has agreed to make additional payments to Mr. Garms to compensate for his additional tax obligations. Payment of the severance benefits to Mr. Garms was conditioned on Mr. Garms’ execution of a release in favor of the Company, which release was executed and delivered by Mr. Garms. All unvested stock options held by Mr. Garms vested and all forfeiture restrictions on restricted stock held by Mr. Garms’ lapsed upon termination of his employment. Mr. Garms remains subject to confidentiality and non-solicitation obligations that extend beyond the termination of his employment.

After termination of his employment with the Company, the Company and Mr. Garms entered into a Consulting Services Agreement dated as of June 21, 2010 (“Garms Consulting Agreement”) pursuant to which Mr. Garms provided transition and other services to the Company at a $200 hourly rate, plus reimbursement for reasonable expenses. As additional consideration for the commitments and obligations made by Mr. Garms in the Garms Consulting Agreement, the Company agreed that the 90-day post-employment termination exercise windows for Mr. Garms’ outstanding options to purchase common stock of the Company that were awarded to him during his employment by the Company would be extended until 90 days after the termination date of the Garms Consulting Agreement. The Company elected to terminate the Garms Consulting Agreement effective as of December 10, 2010.

At the time of his termination of employment with the Company, Mr. Garms was entitled to an annual base salary of $270,000. Mr. Garms was also eligible to receive an annual incentive compensation opportunity targeted at 70% of his annual base salary based upon annual performance goals and the achievement of such goals, as established and determined by the Compensation Committee. Mr. Garms was entitled to all customary benefits afforded generally to executive officers of Autobytel, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that were approved in writing by the Board. Autobytel paid or reimbursed Mr. Garms for all reasonable business expenses incurred by Mr. Garms while employed by the Company.

Potential Payments Upon Termination or Change in Control

Payments and other benefits payable upon various termination and change in control situations are set out as if the conditions for payments had occurred and the terminations or change in control took place on December 31, 2010.  The amounts set forth below are estimates of the amounts which would be paid out to each Named Executive Officer upon termination of employment.  The actual amounts to be paid out can be determined only at the time of such Named Executive Officer’s separation from the Company or change in control.  In addition, it is possible that the Company and the executive may hereafter agree to payments and other benefits that differ materially from those described below.  The table below reflects the amount of compensation to each of the Named Executive Officers in the event of termination of such executive’s employment without cause or for good reason and, upon a change in control.  The disclosures below do not include any additional amounts payable by the Company to Messrs. Lind, Helberg, Fuller, and DeWalt in the event the payments are determined to be “excess parachute payments” pursuant to Section 280G of the IRC and do not take into consideration any requirements under Section 409A of the IRC, which could affect, among other things, the timing of payments and distributions.

Termination and Change in Control Estimated Payments Table

Name	Benefit Description	Termination without cause by Company or for good reason by executive not in connection with a Change in Control ($)	Termination without cause by Company or for good reason by executive in connection with a Change in Control ($)	Change in Control not in connection with Termination without cause by Company or for good reason by executive ($)

Jeffrey H. Coats (1)	Lump sum severance payment	420,000	1,300,320	—
	Consulting services payments	—	210,000	—
	Stock-based awards	212,501	212,501	—
	Health and welfare benefits	18,672	28,008	—

Stephen D. Lind (2)	Lump sum severance payment	255,000	255,000	—
	Stock-based awards	—	—	—
	Health and welfare benefits	18,911	18,911	—

James D. Helberg (2)	Lump sum severance payment	270,000	270,000	—
	Stock-based awards	—	—	—
	Health and welfare benefits	14,566	14,566	—

Glenn E. Fuller (2)	Lump sum severance payment	255,000	255,000	—
	Stock-based awards	30,941	30,941	27,688
	Health and welfare benefits	25,101	25,101	—

Curtis E. DeWalt (2)	Lump sum severance payment	250,000	250,000	—
	Stock-based awards	34,593	34,593	30,875
	Health and welfare benefits	26,672	26,272	—

(1)
If Mr. Coats’ employment is terminated by the Company without “cause” (as defined in the Coats Employment Agreement) during the term of the Coats Employment Agreement, or if Mr. Coats terminates his employment with “good reason” (as defined in the Coats Employment Agreement) during the term of the Coats Employment Agreement, Mr. Coats is entitled to a lump sum payment equal to his annual base salary, as well reimbursement or payment of the premiums for continuation of his medical, dental and vision insurance benefits under COBRA (Consolidated Omnibus Budget Reconciliation Act) for a period of twelve months after the employment termination date. In the event of a termination of Mr. Coats’ employment, either without cause or by Mr. Coats for good reason, in connection with, or within eighteen months following, a change in control of the Company that occurs during the term of Mr. Coats’s employment, Mr. Coats is entitled to a lump sum payment equal to 1.72 times the sum of his annual base salary and his target annual incentive compensation opportunity.  Mr. Coats will also provide consulting services to the Company or its successor for a period of one year after the date of the change in control and will receive compensation equal to 50% of his base annual salary for those consulting services. The Company is not obligated to make additional payments to Mr. Coats to compensate for his additional tax obligations if Mr. Coats’ compensation is deemed to be excess parachute payments under the IRC. Payment of the severance benefits is conditioned on Mr. Coats’ execution of a general release of claims in favor of the Company. The Coats Employment Agreement contains confidentiality and non-solicitation provisions that extend beyond termination.

On April 3, 2009 (“Coats Options Grant Date”), Mr. Coats was granted stock options to purchase 1,000,000 shares of Autobytel Common Stock (“Coats Employment Options”), all of which vested on the first anniversary of the Coats Options Grant Date. The options have a term of ten years from the Coats Options Grant Date.  The Coats Employment Options have an exercise price of $0.35 per share (“Coats Options Exercise Price”), which was higher than the closing price of the Company’s Common Stock on the NASDAQ Global Market on the Coats Options Grant Date.  The shares issuable upon exercise of the Coats Employment Options will be subject to resale restrictions that lapse as to one-third of the shares on the first anniversary of the Coats Options Grant Date and thereafter will lapse as to the remaining two-thirds of the shares in equal one-twelfth (1/12) installments of the original number of shares subject to the options each quarter until all resale restrictions have lapsed (“Resale Restrictions”).  In the event of a termination of Mr. Coats’ employment by the Company without “cause” or by Mr. Coats for “good reason,” all options unvested at the time of termination will vest, the Resale Restrictions on shares issued upon exercise of the Coats Employment Options will accelerate and lapse, and Mr. Coats will have until the earlier of two years from the termination date or the original expiration date of the options to exercise any previously unexercised options. In the event Mr. Coats resigns without “good reason,” he will only have one day after his resignation to exercise any options that had vested prior to the date of resignation, and any unexercised options will expire. Any shares issued to Mr. Coats upon exercise of options prior to, or within one day after, the date of Mr. Coats’ resignation will remain subject to the Resale Restrictions.  Should the Company terminate Mr. Coats’ employment for “cause,” all options that are unvested or that are vested and unexercised at the time of termination will expire, and any shares that have been issued upon exercise of the options prior to the date of termination remain subject to the Resale Restrictions and are subject to a Company right (but not an obligation) to repurchase the shares at the Coats Options Exercise Price (“Company Repurchase Rights”).  Upon a termination of Mr. Coats’ employment by reason of his death or disability, the Coats Employment Options will be subject to the same terms and conditions as would apply if Mr. Coats’ employment had been terminated by the Company without cause, except (i) the vesting of any unvested options will not accelerate; and (ii) the post-termination exercise period for any options vested prior to the termination date will be twelve months in the case of a termination by reason of death and six months in the case of a termination by reason of disability.  The Coats Employment Options are subject to a “double trigger” in the event of a change in control of the Company, which provides that unless otherwise provided for in the applicable transaction documents resulting in a change in control or Mr. Coats’ employment is terminated in connection with the change in control, the occurrence of a change in control of the Company does not itself accelerate the vesting of the Coats Employment Options or the lapse of the Resale Restrictions or terminate the Company Repurchase Rights, and all terms and conditions of the Coats Employment Options will survive the change in control and remain applicable to the options or any successor options.

(2)
If the named executive officer’s employment is terminated by the Company without “cause” (as defined in the named executive officer’s employment agreement, which definition includes a termination of employment in connection with or as a result of a change in control) during the term of the named executive officer’s employment agreement or if the named executive officer terminates the named executive officer’s employment with “good reason” (as defined in the named executive officer’s employment agreement, which definition includes a failure or refusal of an acquiror of the Company to assume the named executive officer’s severance arrangements in connection with a change in control of the Company) during the term of the named executive officer’s employment agreement, the named executive officer  is entitled to (i) a lump sum payment equal to the named executive officer’s annual base salary (determined as the highest annual base salary paid to the named executive officer while employed by the Company); (ii) continuation of Autobytel medical, dental, vision, life and disability insurance benefits for the named executive officer and the named executive officer’s eligible dependents (at the time of termination) for twelve months; and (iii) outplacement services for twelve months. Unvested restricted stock awards vest upon termination of employment without cause by the Company or for good reason by the named executive officer or upon a change in control. Payment of the severance benefits to a named executive officer is conditioned on the named executive officer’s execution of a release in favor of the Company. Unvested stock options may vest upon a termination of employment without cause by the Company or for good reason by the named executive officer or upon a change in control if coupled with a termination of employment by the Company without cause or by the named executive officer for good reason. The amounts for restricted stock represent the product of the closing price of Autobytel’s Common Stock at December 31, 2010 and the number of unvested restricted stock awards at December 31, 2010. For stock options the amount represents the positive difference between the closing price of the Company’s stock at year-end and the exercise price of the stock option. For Messrs. Fuller and DeWalt only, if it is determined that any amount paid, distributed or treated as paid or distributed (whether paid or payable or distributed or distributable pursuant to the terms of their respective employment agreements. any stock option agreement between the named executive officer and the Company or otherwise) by the Company to or for the benefit of the named executive officer is deemed to be parachute payments under the IRC, then the Company has agreed to make additional payments to named executive officer to compensate for the named executive officer’s additional tax obligations.

    Under the employment agreements with each of the named executive officers, “cause” will generally be deemed to exist when the individual has been convicted of a felony, has engaged in willful misconduct or gross dishonesty that has a materially injurious effect on the Company’s business or reputation, or has materially failed to consistently discharge his duties for thirty days after notice, subject to a cure period in some events; “termination without cause” will generally be deemed to occur if Autobytel terminates the named executive officer for any reason other than cause or no reason at all, or the termination by the executive officer for good reason. “Good reason” will generally exist when the named executive officer’s duties and responsibilities, compensation or benefits have been materially decreased; when the named executive officer has been required to relocate; when the Company has breached the Company’s agreement with the named executive officer; or a successor company fails to assume the agreement following a change in control.  In general, a “change in control” of the Company is deemed to occur if (i) the Company sells all or substantially all of the Company’s assets; (ii) as a result of transactions a person or group becomes the beneficial owner of more than 50% of the Company’s Common Stock; or (iii) a majority of the Company’s directors in office are not nominated for election or elected to the Board of Directors with the approval of two-thirds of the directors who are in office just prior to the time of such nomination or election.

Director Compensation

The following table provides summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s non-employee directors for the year ended December 31, 2010:

2010 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Michael J. Fuchs	102,000	11,074	113,074
Mark N. Kaplan	106,000	11,074	117,074
Mark R. Ross (2)	54,000	11,074	65,074
Jeffrey M. Stibel	50,000	11,074	61,074
Janet M. Thompson	92,000	11,074	103,074

(1)
15,000 option awards granted on June 24, 2010 at $1.18 exercise price.  The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by the Company’s directors. The option award amounts represent the aggregate grant date fair value of the option awards, as estimated for financial statement purposes in accordance with FASB ASC Topic 718.  For additional information regarding assumptions made in these valuations, refer to Note 9 of the “Notes to Consolidated Financial Statements” in Part IV, Item 15- Exhibits and Financial Statement Schedules of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 accompanying this Proxy Statement.

(2)	Mr. Ross resigned his position as a member of the Board of Directors effective April 26, 2011.

The Company’s directors who are not full time employees receive cash compensation for service on the Company’s Board of Directors or any committee or subcommittee thereof. These directors receive the following fees: (i) annual fee of $20,000 payable quarterly and (ii) $1,000 for each board or committee meeting attended, whether by phone or in person, with the Chairman of the Board or committee, as applicable, receiving $2,000 for each such meeting rather than $1,000. In addition, directors are reimbursed for expenses incurred in connection with attendance at Board and committee or subcommittee meetings. In addition to the foregoing annual and meeting fees, each of the Chairman of the Board and the Chairman of the Audit Committee is entitled to a $25,000 annual retainer payable quarterly; the Chairman of the Compensation Committee is entitled to a $10,000 annual retainer payable quarterly; and the Chairman of the Corporate Governance and Nominations Committee is entitled to a $5,000 annual retainer payable quarterly. The retainers were established based on market data provided by the Compensation Committee’s independent consultant and an internal assessment of the amount of time required by the individuals involved to devote to company matters.

Prior to 2010, several of the Company’s stock option plans provided for annual automatic grants of stock options to non-employee directors. As of April 12, 2010, the last of these plans expired and was no longer available for automatic option grants to non-employee directors after that date. After consultation with the Company’s independent compensation consultant, the Board of Directors approved the annual granting of up to 25,000 stock options to each non-employee director from the Company’s 2010 Equity Incentive Plan. To receive these option grants, a director must be a non-employee director at the time of grant and the director must have served on the Board of Directors for at least six months. The options grant dates will be determined by the Board, but is anticipated to be made in conjunction with the Company’s Annual Meeting of stockholders. These options will have a term of seven years and will vest in their entirety and become exercisable on the first anniversary of the grant date, provided that the option holder continues to serve as a director on such applicable date. The exercise price of these options shall be 100% of the fair market value per share of Common Stock on the date of the grant of the option. The Board has also approved the initial award of options to purchase 30,000 shares of Common Stock to each non-employee director on the date on which the person first becomes a non-employee director.

Directors who are also full time employees do not receive any additional compensation for their service as directors.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2010, relating to the Company’s equity compensation plans pursuant to which the Company’s Common Stock may be issued (or that have options outstanding under expired or terminated plans).

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plan Category
Equity compensation plans approved by stockholders(1)	5,079,529	$ 1.54	5,409,689
Equity compensation plans not approved by stockholders(2)	1,764,428	$ 2.39	---
Total	6,843,957	$ 1.76	5,409,689

(1)
Includes the Company’s 1996 Stock Incentive Plan, 1996 Employee Stock Purchase Plan, 1998 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Option Plan, Amended and Restated 2001 Restricted Stock and Option Plan, 2004 Restricted Stock and Option Plan and 2010 Equity Incentive Plan. Only the 2010 Equity Incentive Plan is available for future stock option or other equity-based awards.

(2)
Includes the Company’s 1999 Employee and Acquisition Related Stock Option Plan and 2006 Inducement Stock Option Plan, neither of which plans are available for future stock option or other equity-based awards.

 2010 Equity Incentive Plan. The Company’s 2010 Equity Incentive Plan (“2010 Equity Incentive Plan”) was adopted by the Board of Directors on March 31, 2010, and approved by the stockholders on June 24, 2010 at the 2010 Annual Meeting. The 2010 Equity Incentive Plan will expire on June 24, 2020, the 10th anniversary of the date of its approval by stockholders, except with respect to awards then outstanding, and no further awards may be granted thereafter. The 2010 Equity Incentive Plan is the only equity compensation plan of the Company currently available for future stock option or other equity-based awards.

1999 Employee and Acquisition Related Stock Option Plan. The Company’s 1999 Employee and Acquisition Related Stock Option Plan (“1999 Employee and Acquisition Option Plan”) was approved by the Board of Directors in September 1999 and was not submitted to the Company’s stockholders for approval. The 1999 Employee and Acquisition Option Plan expired on September 22, 2009 and is no longer available for the granting of new options under this plan. The term of awards granted under the 1999 Employee and Acquisition Option Plan may not exceed 10 years. Awards under the 1999 Employee and Acquisition Option Plan may provide for the acceleration of the vesting of awards in the event of a termination of a participant’s employment by the Company without cause or by the participant for good reason. The stock option agreements for options granted under the 1999 Employee and Acquisition Option Plan generally provide that the options must be exercised within three months of the end of the option holder’s status as an employee or consultant of Autobytel, or within twelve months after such option holder’s termination by death or disability, but in no event later than the expiration of the option’s term. The 1999 Employee and Acquisition Option Plan states that, unless otherwise provided in the relevant stock option agreement, upon (i) a sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, all rights of optionees with respect to the unexercised portion of any option awarded under the 1999 Employee and Acquisition Option Plan will become immediately vested and may be exercised immediately, except to the extent that any agreement or undertaking of any party to any such merger, consolidation or sale or transfer of assets makes specific provisions for the assumption or continuation of the obligation of the Company with respect to the 1999 Employee and Acquisition Option Plan.

2006 Inducement Stock Option Plan. In June 2006, the 2006 Inducement Stock Option Plan (“2006 Inducement Option Plan”) was approved by the Board of Directors and was not submitted to the Company’s stockholders for approval. Effective as of the approval of the Company’s 2010 Equity Incentive Plan by the Company’s stockholders at the 2010 Annual Meeting, no new grants or awards will be made under the 2006 Inducement Option Plan. The term of awards granted under the 2006 Inducement Option Plan may not exceed 10 years. Awards under the 2006 Inducement Option Plan may provide for the acceleration of the vesting of awards in the event of a termination of a participant’s employment by the Company without cause or by the participant for good reason. The stock option agreements for options granted under the 2006 Inducement Option Plan generally provide that the options must be exercised within three months of the end of the option holder’s status as an employee or consultant of Autobytel, or within twelve months after such option holder’s termination by death or disability, but in no event later than the expiration of the option’s term. The 2006 Inducement Option Plan states that, unless the award agreement provides differently, the unvested portion of the awards will immediately become vested upon any merger (other than a merger in which Autobytel is the surviving entity and the terms remain unchanged as compared to the terms prior to the merger), consolidation, or sale or transfer of the Company’s assets, except if the options are assumed by the acquiring party.  Unless the award agreement provides differently, upon any liquidation or dissolution of Autobytel, all the rights to any portion of unvested awards will end, and the awards will be canceled at the time of the liquidation or dissolution unless the relevant dissolution or liquidation plan provides otherwise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon the Company’s review of forms filed by directors, officers and beneficial owners of more than ten percent of  the Company’s Common Stock (“Section 16 Reporting Persons”) pursuant to Section 16 of the Securities Exchange Act and written representations, the Company is not aware of any failures by the Section 16 Reporting Persons to file on a timely basis the forms required to be filed by them pursuant to Section 16 of the Securities Exchange Act during the most recent fiscal year, except that due to administrative oversight on the part of the Company, Mark Kaplan, Michael Fuchs, Mark Ross, Janet Thompson and Jeffrey Stibel did not timely report the June 24, 2010 grant of 15,000 stock options to each of them, which oversight was corrected on July 22, 2010.

TRANSACTION OF OTHER BUSINESS AT ANNUAL MEETING

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the Annual Meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS

In order to be included in Autobytel’s proxy materials for the 2012 annual meeting, any proposal must be received by January 11, 2012 and otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act.

In addition, Autobytel’s bylaws establish advance notice procedures with regard to stockholder nominations for the election of directors or other business to be properly brought before an annual meeting. For nominations or other business to be properly brought before the meeting by a stockholder, a stockholder must provide written notice delivered to the Secretary of Autobytel no less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. The notice must contain specified information and representations concerning the stockholder (and the beneficial owner, if any, on whose behalf the nomination or proposal is made), the nominee(s) or other business. However, in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, the stockholder must deliver the notice not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by Autobytel. Notwithstanding compliance with the foregoing advance notice provisions, unless required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting, to present the nomination or other business, the nomination will be disregarded and other business will not be transacted, notwithstanding that proxies in respect of the nomination or other business may have been received by Autobytel. All notices of nominations or proposals by stockholders, whether or not to be included in Autobytel’s proxy materials, should be sent to Autobytel Inc., 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400, Attention: Secretary. A copy of the full text of the bylaw provision discussed above may be obtained by writing to the Secretary of Autobytel.

Autobytel reserves the right to reject, rule out of order, or take other appropriate action with respect to any nominations or proposals that do not comply with these and other applicable requirements.

Because Autobytel did not have timely notice of any other matters to be brought before the Annual Meeting, the enclosed proxy card confers discretionary authority to vote on any other matters that may be presented at the meeting.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

If requested, Autobytel will furnish you with a copy of any exhibit listed on the exhibit index to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 upon payment of a reasonable copy fee.

By Order of the Board of Directors

Jeffrey H. Coats
President and Chief Executive Officer
May 2, 2011

PROXY

AUTOBYTEL INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For the Annual Meeting of Stockholders
June 23, 2011

Jeffrey Coats, Curtis DeWalt and Glenn Fuller and each of them, with full power of substitution, are hereby authorized to represent and to vote as directed on this proxy the shares of Common Stock of Autobytel Inc. held of record by the undersigned on The Record Date at the Annual Meeting of Stockholders to be held on June 23, 2011, and at any adjournments or postponements, as if the undersigned were present and voting at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR THE NOMINEES NAMED IN THIS PROXY UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

ò Detach Proxy Card Here ò
(continued from other side)	Please mark votes as in this example ☒

Proposal 1.	ELECTION OF NOMINEES JEFFREY H. COATS AND JEFFREY M. STIBEL AS CLASS I DIRECTORS OF AUTOBYTEL INC.

FOR all nominees ☐	WITHHOLD AUTHORITY ☐
for all nominees

  (Instruction:  To withhold authority to vote for any nominee, write the nominee’s name in the space provided.)

		For	Against	Abstain
Proposal 2.	APPROVAL OF THE AUTOBYTEL INC. TAX BENEFIT PRESERVATION PLAN	☐	☐	☐

Proposal 3.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011	☐	☐	☐

Proposal 4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE SHARES OF STOCK OF AUTOBYTEL INC. THAT THE UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF ARE HEREBY EXPRESSLY REVOKED.

Date , 2011

(Signature of stockholder)

Date , 2011

(Signature of stockholder)

NOTE: Signatures should agree with the names printed hereon.  When signing as executor, administrator, trustee, guardian or attorney, please give the title as such.  For joint accounts or co-fiduciaries, all joint owners or co-managers should sign.

Please Detach Here

â	You Must Detach This Portion of the Proxy Card	â
Before Returning it in the Enclosed Envelope

Appendix A

AUTOBYTEL INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

as Rights Agent

TAX BENEFIT PRESERVATION PLAN

Dated as of May 26, 2010

TABLE OF CONTENTS

Page

1.	Certain Definitions.	1
2.	Appointment of Rights Agent.	8
3.	Issue of Right Certificates.	9
4.	Form of Right Certificates.	10
5.	Countersignature and Registration.	11
6.	Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.	11
7.	Exercise of Rights, Purchase Price; Expiration Date of Rights.	12
8.	Cancellation and Destruction of Right Certificates.	14
9.	Availability of Shares of Capital Stock.	14
10.	Capital Stock Record Date.	16
11.	Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights.	16
12.	Certificate of Adjusted Purchase Price or Number of Shares.	23
13.	[Reserved].	24
14.	Fractional Rights and Fractional Shares.	24
15.	Rights of Action.	25
16.	Agreement of Right Holders.	25
17.	Right Certificate Holder Not Deemed a Stockholder.	26
18.	Concerning the Rights Agent.	26
19.	Merger or Consolidation or Change of Name of Rights Agent.	27
20.	Duties of Rights Agent.	28
21.	Change of Rights Agent.	30
22.	Issuance of New Right Certificates.	30
23.	Redemption.	31
24.	Exchange.	32
25.	Notice of Certain Events.	33
26.	Notices.	34
27.	Supplements and Amendments.	34
28.	Successors.	35
29.	Benefits of this Plan.	35
30.	Process to Seek Exemption.	35
31.	Determinations and Actions by the Board of Directors.	36
32.	Severability.	36
33.	Governing Law.	36
34.	Counterparts.	36
35.	Descriptive Headings.	37
36.	Force Majeure.	37
37.	Interpretation.	37

Exhibit A                      Form of Right Certificate
Exhibit B                      Summary of Rights

TAX BENEFIT PRESERVATION PLAN

This Tax Benefit Preservation Plan, dated as of May 26, 2010 (“Plan”), is entered into between Autobytel Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent”).

Background

The Company has generated certain substantial net operating loss carryovers and other tax attributes for United States federal income tax purposes (collectively, “NOLs”), which will potentially provide valuable Tax Benefits (as defined below) to the Company.  The ability to use the NOLs may be adversely affected by an “ownership change” of the Company within the meaning of Section 382 (as defined below). The Company desires to avoid such an “ownership change” and thereby preserve the ability to use the NOLs.  In furtherance of such objective, the Company desires to enter into this Plan.

The Board of Directors of the Company (the “Board”) has authorized shares of preferred stock designated as “Series A Junior Participating Preferred Stock” and has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock (as hereinafter defined) of the Company outstanding as of the Close of Business (as defined below) on June 11, 2010 (the “Record Date”), each Right initially representing the right to purchase one one-hundreth (subject to adjustment) of a share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and before the Expiration Date in accordance with Section 22.

Accordingly, in consideration of the premises and the mutual agreements herein set forth and intending to be legally bound hereby, the parties agree as follows:

    1.  Certain Definitions.  For purposes of this Plan, the following terms have the meaning indicated:

       (a)  “Acquiring Person” shall mean any Person (other than any Exempt Person) that has become, in itself or together with all Affiliates of such Person, the Beneficial Owner of 4.90% or more of the shares of Common Stock then outstanding; provided, however, that Coghill (as defined herein) shall not be deemed an “Acquiring Person” so long as (1) Coghill, together with its Affiliates and Associates, is not the Beneficial Owner of more than 8,121,610 shares of Common Stock (other than pursuant to a transaction authorized in writing in advance by the Board of Directors, including a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of Common Stock), (2) the Standstill Agreement (as defined herein) continues to be binding on Coghill, (3) Coghill is in substantial compliance (as determined by the Board in its sole discretion) with the terms of the Standstill Agreement, as amended from time to time, (4) any and all amendments to the Standstill Agreement have been approved by the Board, and (5) no amendments, if executed after the Distribution Date, cure, or have the effect of curing, any prior breach of the Standstill Agreement or any amendment thereto; further provided, however, that, subject to the following sentence, any Existing Holder (as defined below) will not be deemed to be an Acquiring Person for any purpose of this Plan on and after the date on which the adoption of this Plan is first publicly announced; provided, further, that a Person will not be deemed to have become an Acquiring Person solely as a result of (i) a reduction in the number of shares of Common Stock outstanding, (ii) the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, (iii) any unilateral grant of any security by the Company or any issuance by the Company of shares of its capital stock to such Person, or (iv) an Exempt Transaction.

1

If a Person is not deemed an Acquiring Person by reason of the Person’s status as an Existing Holder or pursuant to the provisions in subsections (i) through (iv) above, such Person will become an Acquiring Person if that Person thereafter acquires Beneficial Ownership of any additional shares of Common Stock (other than (a) pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock, (b) pursuant to a split or subdivision of the outstanding Common Stock, or (c) pursuant to any of the provisions in subsections (i) through (iv) above), unless, upon becoming the Beneficial Owner of such additional share or shares of Common Stock, such Person is not then the Beneficial Owner of 4.90% or more of the shares of Common Stock then outstanding.

Notwithstanding the foregoing, if a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently (including, because (A) such Person was unaware that it Beneficially Owned a percentage of shares of outstanding Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Plan), then the Board may, in its sole discretion, determine that if such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be or to have become an “Acquiring Person” for purposes of this Plan as a result of such inadvertent acquisition.

Further notwithstanding the foregoing, if a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), has become such as a result of an acquisition of Beneficial Ownership of shares of Common Stock that the Board in its sole discretion determines in good faith, prior to the Distribution Date that would otherwise occur as a result of such acquisition will not be likely to directly or indirectly limit the availability to the Company of the Tax Benefits or is otherwise in the best interests of the Company, then such Person shall not be deemed to be or to have become an “Acquiring Person” for purposes of this Plan as a result of such acquisition.  The Board shall not have any obligation, implied or otherwise, to make any such determination.  For the sake of clarity, any Person deemed not to have become an “Acquiring Person” pursuant to the preceding sentence will be subject to the provisions of this Section 1(a) with respect to any future acquisitions of Beneficial Ownership of shares of Common Stock.

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       (b)  “Affiliate” shall mean, with respect to any Person, any other Person (whether or not an Exempt Person) whose shares of Common Stock would be deemed constructively owned by such first Person, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or any comparable successor provision, or otherwise aggregated with shares owned by such first Person for purposes of Section 382.

       (c)  “Associate” with respect to any Person, shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

       (d)  “Authorized Officer” shall have the meaning set forth in Section 20(b) hereof.

       (e)  A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own” and have “Beneficial Ownership” of, any securities:

(i) which, for purposes of Section 382, such Person is the “beneficial owner” of or is deemed to constructively own or otherwise are to be aggregated with shares owned by such Person;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of or to “beneficially own” securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

(iii) which such Person, or any of such Person’s Affiliates or Associates, directly or indirectly has the right to vote or dispose of or has “beneficial” ownership of within the meaning of Rule 13d−3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iv) which are Beneficially Owned, directly or indirectly, by any other Person with whom (or with any Affiliate or Associate of such other Person) such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(e)(iii) hereof) or disposing of any securities of the Company; or

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(v) which such Person or any of such Person’s Affiliates or Associates has a Synthetic Long Position that has been disclosed in a filing by such Person or any of such Person’s Affiliates or Associates pursuant to Regulation 13D-G or Regulation 14D under the Exchange Act in respect of which Common Stock are the “subject security” (as such term is used in such Regulations); provided, however, that a Person will not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any security (A) that may be acquired upon the exercise of Rights prior to the exercise of such Rights, (B) tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered security is accepted for purchase or exchange, (C) solely as a result of such Person having the right to vote such security pursuant to a revocable proxy as described in the proviso to subparagraph (iii) of this paragraph (e), or (D) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act.

Provided, however, that nothing in this paragraph (e) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “Beneficially Own” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

The percentage of shares of the outstanding Common Stock deemed Beneficially Owned by a Person for purposes of this Plan shall be no less than that determined in accordance with Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k) of the Treasury Regulations, and any comparable successor provisions; provided, however, that for the sole purpose of determining the percentage of shares of the outstanding Common Stock owned by any particular Person (and not for the purpose of determining the percentage of shares of outstanding Common Stock owned by any other Person), Common Stock held by such Person shall not be treated as no longer owned by such Person pursuant to Treasury Regulation § 1.382-2T(h)(2)(i)(A), or any comparable successor provision.

(f)  “Board” shall have the meaning set forth in the background hereto.

(g)  “Book Entry” shall mean an uncertificated book entry for the Common Stock.

(h)  “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law or executive order to close.

(i)  “Cashless Exercise” shall have the meaning set forth in Section 11(o) hereof.

(j)  “Certificate of Incorporation” shall mean the Fifth Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on December 14, 1998, together with the Certificate of Amendment of the Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on March 1, 1999, the Second Certificate of Amendment of the Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on July 22, 1999, the Third Certificate of Amendment to the Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on August 14, 2001, and the Amended Certificate of Designation of Series A Junior Participating Preferred Stock as filed with the Secretary of State of the State of Delaware on April 24, 2009, as the same may be amended and restated from time to time.

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(k)  “Close of Business” on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

(l)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(m)  “Coghill” shall mean Coghill Capital Management, L.L.C., CCM Master Qualified Fund, Ltd., and Clint Coghill.

(n)  “Common Stock” when used with reference to the Company shall mean the common stock, par value $0.001 per share, of the Company.

(o)  “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(p)  “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(q)  “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(r)  “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b) hereof.

(s)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(t)  “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(u)  “Exemption Request” shall have the meaning set forth in Section 30 hereof.

(v)  “Exempt Person” shall mean (i) the Company or any Subsidiary (as such term is hereinafter defined) of the Company, in each case including in its fiduciary capacity, (ii) any employee benefit and/or savings plan of the Company or of any Subsidiary of the Company, or (iii) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other benefits for employees of the Company or of any Subsidiary of the Company.

(w)  “Exempt Transaction” shall mean any transaction that the Board, in its sole discretion, has declared exempt pursuant to Section 30, which determination shall be irrevocable with respect to such transaction.

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(x)  “Existing Holder” shall mean any Person who, together with all Affiliates, Beneficially Owned shares of Common Stock in excess of 4.90% of the shares of Common Stock then outstanding immediately before the first public announcement hereof.

(y)  “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(z)  “Invalidation Time” shall have the meaning set forth in Section 11(a)(ii) hereof.

(aa)  “NASDAQ” shall mean The Nasdaq Stock Market.

(bb)  “New York Stock Exchange” shall mean the New York Stock Exchange, Inc.

(cc)  “NOLs” shall have the meaning set forth in the background hereto.

(dd)  “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, association, unincorporated organization or other legal entity or any group of persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, or any comparable successor provision.

(ee)  “Plan” shall have the meaning ascribed thereto in the preamble to this Plan, and such term shall include all amendments to this Plan.

(ff)  “Preferred Stock” shall mean the Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company.

(gg)  “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(hh)  “Record Date” shall have the meaning set forth in the background hereto.

(ii)  “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(jj)  “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(kk)  “Requesting Person” shall have the meaning set forth in Section 30 hereof.

(ll)  “Right” shall have the meaning set forth in the background hereto.

(mm)  “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(nn)  “Securities Act” shall mean the Securities Act of 1933, as amended.

(oo)  “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

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(pp)  “Section 382” shall mean Code section 382, and all Treasury Regulations promulgated under it, and any comparable successor provision.

(qq)  “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(rr)  “Standstill Agreement” shall mean the Standstill Agreement between the Company and Coghill, dated as of January 13, 2009.

(ss)  “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, a report filed or amended pursuant to Section 13(d) of the Exchange Act) (i) by the Company or a Person or an Affiliate or Associate of the Person, that the Person has become an Acquiring Person or (ii) by the Company, that the Board has concluded, based on information from any source, that a Person has become an Acquiring Person.

(tt)  “Subsidiary” of any Person shall mean any Person of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other Persons performing similar functions are Beneficially Owned, directly or indirectly, by such first Person, and any Person that is otherwise controlled by such first Person.

(uu)  “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(vv)  “Synthetic Long Position” shall mean any option, warrant, convertible security, stock appreciation right or other contractual right, whether or not presently exercisable, which has an exercise or conversion privilege or a settlement payment or mechanism at a price related to Common Stock or a value determined in whole or in part with reference to, or derived in whole or in part from, the market price or value of Common Stock, whether or not such right is subject to settlement in whole or in part in Common Stock, and which increases in value as the value of Common Stock increases or which provides to the holder of such right an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Common Stock, but shall not include:

(i)  rights of a pledgee under a bona fide pledge of Common Stock;

(ii)  rights of all holders of Common Stock to receive Common Stock pro rata, or obligations to dispose of Common Stock, as a result of a merger, exchange offer, or consolidation involving the Company;

(iii)  rights or obligations to surrender Common Stock, or have Common Stock withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of equity securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise or vesting;

(iv)  interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority;

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(v)  interests or rights to participate in employee benefit plans of the Company held by employees or former employees of the Company; or

(vi)  options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.

The number of shares of Common Stock in respect of which a Person has a Synthetic Long Position shall be the notional or other number of shares of Common Stock specified in a filing by such Person or any of such Person’s Affiliates or Associates pursuant to Regulation 13D-G or Regulation 14D under the Exchange Act in respect of which Common Stock is the “subject security” (as such term is defined in such Regulations) or in the documentation evidencing the Synthetic Long Position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part or, if no such number of shares of Common Stock is specified in such filing or documentation, as determined by the Board in good faith to be the number of shares of Common Stock to which the Synthetic Long Position relates.

(ww)  “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(xx)  “Tax Benefits” shall mean all net operating loss carryovers, capital loss carryovers, general business carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, if any, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

(yy)  “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

(zz)  “Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Code.

(aaa)  “Trust” shall have the meaning set forth in Section 24(a) hereof.

(bbb)  “Trust Agreement” shall have the meaning set forth in Section 24(a) hereof.

Any determination required by the definitions in the Plan shall be made by the Board in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of Rights.

2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

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3.  Issue of Right Certificates.

(a)  Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board) after the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of such Person to commence, a tender or exchange offer, the consummation of which would result in any Person (other than an Exempt Person) becoming an Acquiring Person (the earlier of such dates being referred to as the “Distribution Date”; provided, however, that if either of such dates occurs after the date of this Plan and on or before the Record Date, then the Distribution Date shall be the Record Date), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) solely by the certificates representing the Common Stock registered in the names of the holders thereof (or by Book Entry shares in respect of such Common Stock) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Stock.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Affiliate or Associate of an Acquiring Person), at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Stock, one or more right certificates, in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held.  As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.  The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b)  As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Shares of Preferred Stock, in substantially the form of Exhibit B hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date (other than any Acquiring Person or any Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Stock.  Any failure to send a copy of the Summary of Rights shall not invalidate the Rights or affect their transfer with the Common Stock.  With respect to certificates representing Common Stock (or Book Entry shares of Common Stock) outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced solely by such certificates registered in the names of the holders thereof (or the Book Entry shares).  Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for Common Stock (or any Book Entry shares of Common Stock) outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate or Book Entry shares.

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(c)  Rights shall be issued in respect of all shares of Common Stock issued or disposed of after the Record Date but before the earlier of the Distribution Date and the Expiration Date (or in certain circumstances provided in Section 22 hereof, after the Distribution Date).  Certificates issued for Common Stock after the Record Date but before the earlier of the Distribution Date and the Expiration Date (or in certain circumstances provided in Section 22 hereof, after the Distribution Date) shall have impressed on, printed on, written on or otherwise affixed to them substantially the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Tax Benefit Preservation Plan between Autobytel Inc. (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, dated as of May 26, 2010 and as amended from time to time (the “Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  Under certain circumstances, as set forth in the Plan, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  The Company will mail to the holder of this certificate a copy of the Plan without charge after receipt of a written request therefor.  Under certain circumstances, as set forth in the Plan, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Plan) and certain transferees thereof will become null and void and will no longer be transferable.

With respect to any Book Entry shares of Common Stock, such legend shall be included in a notice to the registered holder of such shares in accordance with applicable law.  With respect to certificates containing the foregoing legend or Book Entry shares, the holders of which were delivered (or otherwise had) notice of the foregoing legend, until the Distribution Date the Rights associated with the Common Stock represented by such certificates or Book Entry shares shall be evidenced solely by such certificates or Book Entry shares alone, and the surrender for transfer of any such certificate or Book Entry share, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.  In the event that the Company purchases or otherwise acquires any Common Stock after the Record Date but before the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

Notwithstanding this paragraph (c), neither the omission of the legend required hereby, nor the failure to deliver the notice of such legend, shall affect the enforceability of any part of this Plan or the rights of any holder of the Rights.

4.  Form of Right Certificates.  The Right Certificates (and the forms of election to purchase shares and of assignment and the certificates to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of NASDAQ or of any other stock exchange or automated quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage.  Subject to the provisions of this Plan, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the Purchase Price (as determined pursuant to Section 7), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

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5.  Countersignature and Registration.

(a)  The Right Certificates shall be executed on behalf of the Company by the President of the Company, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Plan any such Person was not such an officer.

(b)  Following the Distribution Date, receipt by the Rights Agent of written notice to that effect and all other relevant information referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

6.  Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)  Subject to the provisions of this Plan, at any time after the Close of Business on the Distribution Date and at or before the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or other securities, cash or assets as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose.  The Right Certificates are transferable only on the registry books of the Rights Agent.  Neither the Rights Agent nor the Company shall be obligated to take any action with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have (i) properly completed and duly executed the certificate set forth in the form of assignment on the reverse side of such Right Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Right Certificate or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates as required by Section 9(e) hereof.  Thereupon the Rights Agent, subject to the provisions of this Plan, shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice.  The Rights Agent shall have no duty or obligation under any Section of this Plan which requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

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(b)  Subject to the provisions of this Plan, at any time after the Distribution Date and before the Expiration Date, upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

7.  Exercise of Rights, Purchase Price; Expiration Date of Rights.

(a)  Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one-hundredth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised and an amount equal to any tax or charge required to be paid by such holder under Section 9(e) hereof, at any time which is both after the Distribution Date and before the time (the “Expiration Date”) that is the earliest of: (i) the Close of Business on May 26, 2014, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, (iv) the end of the calendar month in which occurs the final adjournment of the Company’s 2011 annual meeting of stockholders, if stockholder approval of this Plan has not been received at such meeting, (v) the repeal of Section 382 or any successor statute if the Board determines that this Plan is no longer necessary for the preservation of Tax Benefits, (vi) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward, or (vii) such time as the Board determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company.  The Board shall at least annually consider whether to make the determination provided by Section 7(a)(vii) in light of all relevant factors, including, in particular, the amount and anticipated utilization of the Company’s Tax Benefits and the Company’s market capitalization.  The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Expiration Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes, prior to the Close of Business on May 26, 2014, that the Expiration Date has not occurred.

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(b)  The Purchase Price shall be initially $8.00 for each one one-hundredth of a share of Preferred Stock purchasable upon the exercise of a Right (the “Purchase Price”).  The Purchase Price and the number of one one-hundredths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Section 11 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.

(c)  Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied (subject to the following sentence and Section 11(o)) by payment of the aggregate Purchase Price for the number of shares of Preferred Stock to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof, in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock, or make available if the Rights Agent is the transfer agent for the Preferred Stock, certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes each such transfer agent to comply with all such requests, or (B) requisition from the depositary agent appointed by the Company depositary receipts representing interests in such number of shares of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request, (ii) when necessary to comply with this Plan, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Plan, after receipt of the cash requisitioned from the Company, deliver such cash to or upon the order of the registered holder of such Right Certificate.  If the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Plan.

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(d)  Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 6 and Section 14 hereof.

(e)  Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities into which the Rights have been converted or exchanged upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner, former Beneficial Owner and/or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

8.  Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in respect thereof except as expressly permitted by any of the provisions of this Plan.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

9.  Availability of Shares of Capital Stock.

(a)  The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

(b)  So long as the shares of Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) issuable upon the exercise of Rights may be listed or admitted to trading on NASDAQ or listed on any other national securities exchange or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on NASDAQ or listed on such other national securities exchange or quotation system upon official notice of issuance upon such exercise.

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(c)  From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary, to permit the issuance of shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) upon the exercise of Rights, to register and qualify such shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of (x) the date as of which the Rights are no longer exercisable for such securities and (y) the Expiration Date.  The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(c) and give the Rights Agent a copy of such announcement.  Notwithstanding any provision of this Plan to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

(d)  The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) delivered upon exercise of Rights (subject to payment of the Purchase Price) or delivered pursuant to an exchange for Common Stock under Section 24, shall, at the time of delivery of the certificates therefor, be duly and validly authorized and issued and fully paid and nonassessable shares.

(e)  The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or shares of Common Stock and other securities) upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock (or shares of Common Stock and other securities) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Stock (or shares of Common Stock and other securities) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.

10.  Capital Stock Record Date.  Each Person in whose name any certificate for Preferred Stock (or Common Stock or other securities, as the case may be) is issued (or in whose name shares thereof are registered in book-entry form) upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or Common Stock or other securities, as the case may be) represented by such certificate (or registered in book-entry form), and such certificate shall be dated (or the registration in book-entry form shall be dated), the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made or, if issued pursuant to Section 24, the date upon which the Company issues such certificate or effects such registration in book-entry form in exchange for the Rights; provided, however, that if the applicable transfer books of the Company are closed on such date, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated (or the registration in book-entry form shall be dated), the next succeeding Business Day on which such transfer books are open.  Before the exercise of the Rights evidenced thereby (or an exchange pursuant to Section 24), the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock (or Common Stock or other securities, as the case may be) for which the Rights shall be exercisable, including the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

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11.  Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights.  The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)   (i)  In the event the Company shall at any time after the date of this Plan (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately before such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

(ii)  Subject to Section 24 of this Plan, and except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii), in the event that any Person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, in accordance with the terms of this Plan and in lieu of shares of Preferred Stock, such number of shares of Common Stock (or at the option of the Company, such number of one-hundredths of a share of Preferred Stock) as shall equal the result obtained by multiplying (x) the then-current Purchase Price, by (y) the number of one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing the product of (x) and (y) by (z) 50% of the then-current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with this Section 11 hereof.  Notwithstanding anything in this Plan to the contrary, however, from and after the time (the “Invalidation Time”) when any Person first becomes an Acquiring Person, any Rights that are Beneficially Owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the Invalidation Time or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee before or concurrently with the Invalidation Time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer that the Board has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be void without any further action, and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Plan.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or its Affiliates or Associates or transferees hereunder.  From and after the Invalidation Time, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be canceled.  The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Invalidation Time and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Invalidation Time has not occurred.

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(iii)  The Company may at its option (or, if required to comply with its Certificate of Incorporation, shall) substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such number or fraction of shares of Preferred Stock (or, if required to comply with its Certificate of Incorporation, equivalent shares of its capital stock) having an aggregate current market value equal to the current per share market price of a share of Common Stock.  In the event that there shall be an insufficient number of shares of Common Stock authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess of (x) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the “Current Value”) over (y) the then-current Purchase Price multiplied by the number of one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately before the time that the Acquiring Person became such (such excess, the “Spread”), and (B) with respect to each Right (other than Rights which have become void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with subparagraph (ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board to have substantially the same value as the shares of Common Stock (such shares of preferred stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board upon the advice of a nationally recognized investment banking firm selected in good faith by the Board; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date that the Acquiring Person became such (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  If, within the thirty (30) day period referred to above the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board elects, such thirty (30) day period may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is hereinafter called the “Substitution Period”).  To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any “Common Stock Equivalent” shall be deemed to equal the current per share market price of the Common Stock on such date.  The Board may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

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(b)  In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having similar rights, privileges and preferences as the Preferred Stock (“Equivalent Preferred Shares”)) or securities convertible into Preferred Stock or Equivalent Preferred Shares at a price per share of Preferred Stock or Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Shares) less than the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of shares of Preferred Stock and Equivalent Preferred Shares which the aggregate offering price of the total number of such shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and which shall be binding on the Rights Agent.  Shares of Preferred Stock and Equivalent Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

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(c)  In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of such assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

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(d)   (i)  Except as otherwise provided herein, for the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately before, but not including, such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following, but not including, the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and before the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Security is not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if on such date the Security is not so quoted or reported, the average of the high and low asked prices in the over-the-counter market as reported by any system then in use, or, if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii)  For the purpose of any computation hereunder, if the Preferred Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i).  If the Preferred Stock is not publicly traded but the Common Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) multiplied by the then applicable Adjustment Number (as defined in and determined in accordance with the Certificate of Designation for the Preferred Stock).  If neither the Common Stock nor the Preferred Stock is publicly traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

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(e)  No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments not required to be made by reason of this Section 11(e) shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a share of Preferred Stock or share of Common Stock or other share or security as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.  If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) and the provisions of Sections 7, 9, 10 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(f)  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(g)  Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately before the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-hundredth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right immediately before such adjustment by (y) the Purchase Price in effect immediately before such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(h)  The Company may elect on or after the date of any adjustment of the Purchase Price or any adjustment made to the number of shares of Preferred Stock for which a Right may be exercised pursuant to Section 11(a)(i), 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately before such adjustment.  Each Right held of record before such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately before adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders before the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled as a result of such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

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(i)  Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one-hundredths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder without effect on the Purchase Price payable to exercise a Right or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of a Right as provided herein.

(j)  Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Preferred Stock or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or other such shares at such adjusted Purchase Price.

(k)  In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event issuing to the holder of any Right exercised after such record date the Preferred Stock, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock, Common Stock or and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect before such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(l)  Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

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(m)  Notwithstanding anything in this Plan to the contrary, in the event that at any time after the date of this Plan and before the Distribution Date, the Company shall (i) declare and pay any dividend on the Common Stock payable in Common Stock, or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then, in any such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately before such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately before the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

(n)  The Company agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Section 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

(o)  In the event that the Rights become exercisable, the Board in its sole discretion may permit the Rights, subject to Section 7(e), to be exercised for 50% of the shares of Common Stock (or other securities, cash or other assets, as the case may be) that would otherwise be purchasable under subsection (a), in consideration of the surrender to the Company of the Right Certificate representing the Right so exercised and without other payment of the Purchase Price (“Cashless Exercise”).  Rights exercised under this Section 11(o) shall be deemed to have been exercised in full and shall be canceled.

12.  Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or if before the Distribution Date, to each holder of a certificate representing shares of Common Stock or Book Entry shares in respect thereof) in accordance with Section 26 hereof.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.  Any adjustment to be made pursuant to Section 11 hereof shall be effective as of the date of the event giving rise to such adjustment.

13.  [Reserved].

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14.  Fractional Rights and Fractional Shares.

(a)  The Company shall not be required to issue fractions of Rights (except before the Distribution Date in accordance with Section 11(m) hereof) or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately before the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such system then in use or, if on any such date the Rights are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b)  The Company shall not be required to issue fractions of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon the exercise or exchange of Rights.  Interests in fractions of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners (for the purposes of this Section 14(b), as such term is defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of the Preferred Stock represented by such depositary receipts.  In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised for shares of Preferred Stock as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock.  For the purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately before the date of such exercise.

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(c)  The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights.  In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates at the time such Rights are exercised or exchanged for shares of Common Stock as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock (as determined in accordance with Section 11(d)(i) hereof), for the Trading Day immediately before the date of such exercise or exchange.

(d)  The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).

(e)  Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.  The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Plan relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

15.  Rights of Action.  All rights of action in respect of this Plan, excepting the rights of action given to the Rights Agent under Section 18 and Section 20 hereof, are vested in the respective registered holders of the Right Certificates (and, before the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, before the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, before the Distribution Date, of the Common Stock), on such holder’s own behalf and for such holder’s own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate (or, before the Distribution Date, such Common Stock) in the manner provided in such Rights Certificate and in this Plan.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Plan.

16.  Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)  before the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of the Common Stock;

(b)  after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer, and such additional evidence of the identity of the Beneficial Owner, former Beneficial Owner and/or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request;

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(c)  the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, before the Distribution Date, the Common Stock certificate (or Book Entry shares in respect of Common Stock)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Common Stock certificate (or notices provided to holders of Book Entry shares of Common Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the penultimate sentence of Section 11(a)(ii), shall be affected by any notice to the contrary; and

(d)  notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its reasonable best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

17.  Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Plan), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

18.  Concerning the Rights Agent.

(a)  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, administration, execution and amendment of this Plan and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration and execution of this Plan or the exercise and performance of its duties hereunder, including, without limitation, the costs and expenses of defending against any claim of liability in the premises. The provisions of this Section 18 and Section 20 below (including, but not limited to, the indemnity provided herein) shall survive the exercise or expiration of the Rights, the termination of this Plan and the resignation or removal of the Rights Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

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(b)  The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, the acceptance and administration of this Plan in reliance upon any Right Certificate or certificate for the Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have any duty or notice unless and until the Company has provided the Rights Agent with actual written notice. Anything in this Plan to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the possibility of such loss or damage. Any liability of the Rights Agent under this Plan shall be limited to the amount of fees paid by the Company to the Rights Agent.

19.  Merger or Consolidation or Change of Name of Rights Agent.

(a)  Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Plan and at such time any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

(b)  In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

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20.  Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations expressly imposed by this Plan (and no implied duties or obligations shall be read against the Rights Agent) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)  The Rights Agent may consult with legal counsel (who may be legal counsel for the Company and/or the Board and/or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered, or omitted to be taken by it in accordance with such advice or opinion.

(b)  Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering (or omitting to take) any action hereunder, such fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the current per share market price of any security) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, the Treasurer or the Secretary of the Company (each, an “Authorized Officer”)and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered omitted in good faith by it under the provisions of this Plan in reliance upon such certificate.

(c)  The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d)  The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)  The Rights Agent shall not have any liability nor be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Plan or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12 hereof describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Stock to be issued pursuant to this Plan or any Right Certificate or as to whether any Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

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(f)  The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

(g)  The Rights Agent is hereby authorized and directed to accept advice or instructions with respect to the performance of its duties hereunder from any one of the Authorized Officers of the Company, and to apply to such Authorized Officers for advice or instructions in connection with its duties, and such advice or instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with the advice or instructions of any such Authorized Officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Plan and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken, suffered or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the date indicated in such application unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking, suffering or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken, suffered, or omitted.

(h)  The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not a Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)  The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, willful misconduct or bad faith.

(j)  No provision of this Plan shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

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(k)  If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been executed, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company

21.  Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon thirty (30) days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its affiliates is not also the transfer agent for the Company, to each transfer agent for the Common Stock or Preferred Stock by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Plan as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a Person organized and doing business under the laws of the United States or of any State of the United States which is authorized under such laws to conduct shareholder services business and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10 million or (b) an Affiliate of such Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Stock or Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22.  Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Plan.  In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and before the Expiration Date, the Company may with respect to shares of Common Stock so issued or sold pursuant to (i) the exercise of stock options, (ii) under any employee plan or arrangement, (iii) the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (iv) a contractual obligation of the Company, in each case existing before the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

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23.  Redemption.

(a)  The Board may, at any time before such time as any Person first becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the date hereof (the “Redemption Price”).  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price of the Common Stock at the time of redemption as determined pursuant to Section 11(d)(i) hereof) or any other form of consideration deemed appropriate by the Board.  Notwithstanding the foregoing, the aggregate Redemption Price payable to any holder of Rights upon the redemption of all Rights held by such holder shall be rounded to the nearest $0.01 (such that fractions of $0.01 greater than or equal to $0.005 shall be rounded up and fractions of $0.01 less than $0.005 shall be rounded down); and further provided that the aggregate Redemption Price payable to any holder of Rights upon the redemption of all Rights held by such Person shall in no event be less than $0.01.

(b)  Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within ten (10) days after such action of the Board ordering the redemption of the Rights (or such later time as the Board may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.  The failure to give notice required by this Section 23(b) or any defect therein shall not affect the validity of the action taken by the Company.

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(c)  In the case of a redemption under Section 23(a) hereof, the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the transfer agent of the Common Stock, and upon such action, all outstanding Right Certificates shall be void without any further action by the Company.

24.  Exchange.

(a)  The Board may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then outstanding Rights (which shall not include Rights that have not become effective or that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof ) for shares of Common Stock at an exchange ratio of one share of Common Stock (or one-hundredth of a share of Preferred Stock) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Ratio”).  Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the outstanding shares of Common Stock.  The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”).  If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock issuable pursuant to the exchange, and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b)  Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent) and shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

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(c)  The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued (and unreserved) to permit an exchange of Rights as contemplated in accordance with this Section 24 (or if the issuance of Common Stock in exchange for any Rights would not otherwise be permitted under the Certificate of Incorporation), the Company shall substitute, to the extent of such insufficiency or to the extent necessary to comply with its Certificate of Incorporation, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Shares, as such term is defined in Section 11(b), or other equivalent shares of its capital stock) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one share of Preferred Stock (or Equivalent Preferred Share or other equivalent share) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11(d) hereof) as of the date of such exchange.

25.  Notice of Certain Events.

(a)  In case the Company shall at any time after the earlier of the Distribution Date or the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Preferred Stock), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to declare or pay any dividend on the Common Stock payable in Common Stock, to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution or offering of rights or warrants, or the date on which such liquidation, dissolution, winding up, reclassification, subdivision, combination or consolidation is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days before the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days before the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever shall be the earlier.

(b)  In the event that any Person becomes an Acquiring Person, then the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate (or if occurring before the Distribution Date, the holders of the Common Stock) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii).

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(c)  The failure to give notice required by this Section 25 or any defect therein shall not affect the validity of the action taken by the Company or the vote upon any such action.

26.  Notices.  Except as otherwise provided herein, notices or demands authorized by this Plan to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

AUTOBYTEL INC.
18872 MacArthur Boulevard
Irvine, CA 92612-1400
Attention: General Counsel

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Plan to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

COMPUTERSHARE TRUST COMPANY, N.A.
250 Royall Street
Canton, MA 02021
Attention: Client Services

Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or if before the Distribution Date, to each holder of a certificate representing shares of Common Stock or Book Entry shares in respect thereof) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

27.  Supplements and Amendments.  Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Plan in any respect without the approval of any holders of the Rights.  At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Plan without the approval of any holders of Rights, in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment may adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such amendment may cause the Rights again to become redeemable or cause this Plan again to become amendable other than in accordance with this sentence.  Notwithstanding anything contained in this Plan to the contrary, no supplement or amendment shall be made which decreases the Redemption Price.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall promptly execute such supplement or amendment.  Notwithstanding anything contained in this Plan to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, immunities or obligations under this Plan.  The Rights Agent hereby acknowledges that in all matters arising under this Plan, including any amendment hereto pursuant to this Section 27, time is of the essence.

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28.  Successors.  All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

29.  Benefits of this Plan.  Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, before the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, before the Distribution Date, the Common Stock).

30.  Process to Seek Exemption.  Any Person who desires to effect any acquisition of Common Stock that would, if consummated, result in such Person becoming an Acquiring Person, may, in accordance with this Section 30, request that the Board grant an exemption with respect to such acquisition under this Plan (the Person requesting such exemption, a “Requesting Person”) so that such acquisition will be deemed to be an “Exempt Transaction” for purposes of this Plan (an “Exemption Request”).  An Exemption Request shall be in proper form and shall be delivered by fax and by registered mail, return receipt requested, to the Secretary of the Company at the principal executive offices of the Company.  To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Stock then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock, such that the Requesting Person would otherwise become an Acquiring Person, and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire.  The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof pursuant to registered mail; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request.  The Board shall grant an exemption in response to an Exemption Request only if the Board determines in its sole discretion that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person will not be likely to directly or indirectly limit the availability to the Company of the Tax Benefits or is otherwise in the best interests of the Company.  Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares of Common Stock approved by the Board), in each case as and to the extent the Board shall determine in its sole discretion to be necessary or desirable to provide for the protection of the Company’s Tax Benefits or otherwise in the best interests of the Company.  The Board shall not have any obligation, implied or otherwise, to grant any Exemption Request.  Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board’s determination with respect thereto.

35

31.  Determinations and Actions by the Board of Directors.  The Board shall have the exclusive power and authority to administer this Plan and to exercise the rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Plan, including the right and power to (i) interpret the provisions of this Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Plan (including a determination to redeem or not redeem the Rights or to amend or not amend this Plan).  All such actions, calculations, interpretations and determinations that are done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.  The Rights Agent is entitled always to presume that the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.  The Board may delegate all or any portion of its power and authority to administer this Plan and to exercise the rights and powers hereunder to a committee of and appointed by the Board.

32.  Severability.  If any term, provision, covenant or restriction of this Plan or applicable to this Plan is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated; and provided, further, that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately; provided, however, that notwithstanding anything in this Plan to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, null and void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Plan would adversely affect the purpose or effect of this Plan, the right of redemption set forth in Section 23 hereof shall be reinstated (with prompt notice to the Rights Agent) and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board.

33.  Governing Law.  This Plan and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

34.  Counterparts.  This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Plan transmitted electronically shall have the same authority, effect and enforceability as an original signature.

35.  Descriptive Headings.  Descriptive headings of the several sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

36

36.  Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

37.  Interpretation.  In this Plan, unless a clear contrary intention appears:

(a)  where not inconsistent with the context, words in the plural number include the singular number and vice versa;

(b)  reference to any Person includes such Person’s successors and assigns but, if applicable, only such successors and assigns permitted by this Plan;

(c)  reference to any gender includes each other gender;

(d)  reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and includes all addenda, exhibits and schedules thereto;

(e)  all references to Sections refer to the Sections of this Plan and all references to Exhibits refer to the Exhibits attached to this Plan, each of which is made a part of this Plan for all purposes;

(f)  reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(g)  “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Plan as a whole and not to any particular Section or other provision hereof and, unless the context otherwise requires, references herein to a specific Section, subsection, preamble, recital, or Exhibit refer, respectively, to Articles, Sections, subsections, preamble, recitals, or Exhibits of this Plan;

(h)  “including” (and with correlative meaning, “include”) means including without limitation;

(i)  “or” is used in the inclusive sense of “and/or”;

(j)  with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and

(k)  the terms “Dollars” and “$” mean United States Dollars.

[SIGNATURE PAGE FOLLOWS]

37

IN WITNESS WHEREOF, the parties hereto have caused this Tax Benefit Preservation Plan to be duly executed as of the 26th day of May, 2010.

                                                                           AUTOBYTEL INC.

                                                                           By:  /s/ Glenn E. Fuller
              Name:   Glenn E. Fuller
                                                                  Title:     Executive Vice President, Chief Legal and
               Administrative Officer and Secretary

                COMPUTERSHARE TRUST COMPANY, N.A.,
              as Rights Agent

                                    By: /s/ Dennis V. Moccia
                  Name:  Dennis V. Moccia
              Title:    Manager, Contract Administration

38

Exhibit A

Form of Right Certificate

Certificate No. R-______

NOT EXERCISABLE AFTER May 26, 2014 OR SUCH EARLIER DATE AS PROVIDED BY THE TAX BENEFIT PRESERVATION PLAN OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE TAX BENEFIT PRESERVATION PLAN. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE TAX BENEFIT PRESERVATION PLAN, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE TAX BENEFIT PRESERVATION PLAN) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

RIGHT CERTIFICATE

AUTOBYTEL INC.

This certifies that ___________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefit Preservation Plan, dated as of May 26, 2010, as the same may be amended from time to time (the “Plan”), between Autobytel Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Plan) and before 5:00 P.M., Eastern time, on May 26, 2014 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company at a purchase price of $_______ per one one-hundredth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Rights Certificate (and the number of one one-hundredths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of __________ ___, 20__, based on the Preferred Stock as constituted at such date.  As provided in the Plan, the Purchase Price, the number of one one-hundredths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.  Any capitalized terms used herein and not otherwise defined shall have the meaning attributed to them in the Plan.

Except as otherwise provided in the Plan, in the event that any person, entity or group becomes an Acquiring Person, if the Rights evidenced by this Right Certificate are Beneficially Owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights.

As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including any person, entity or group becoming an Acquiring Person.

This Right Certificate is subject to all of the terms, provisions and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Plan are on file at the principal executive offices of the Company.  The Company will mail to the holder of this Right Certificate a copy of the Plan without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Plan, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value $0.001 per share, or shares of Preferred Stock.

No fractional shares of Common Stock or Preferred Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one one-hundredths of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Plan.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Plan) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Plan.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of _________ __, 20__.

                            AUTOBYTEL INC.

                             By:
                             Name:
                             Title:

ATTEST:
Name:
Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:
Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED
__________________________
hereby sells, assigns and
transfers unto

(Please print name and address of transferee)

_______ Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated:
                                              ___________________________________________________________
                Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

(To be completed)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Plan).

                                    Signature

Form of Reverse Side of Right Certificate – continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
Rights represented by Right Certificate)

TO AUTOBYTEL INC.:

The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates representing such shares of Preferred Stock (or such other securities) be issued in the name of:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated:

                                                 Signature

(Signature must conform to holder specified on Right Certificate)

Signature Guaranteed:

Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Form of Reverse Side of Right Certificate -- continued

(To be completed)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Plan).

                                               Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

Exhibit B

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE TAX BENEFIT PRESERVATION PLAN, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE TAX BENEFIT PRESERVATION PLAN) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE
SHARES OF PREFERRED STOCK OF
AUTOBYTEL INC.

On May 26, 2010, the Board of Directors of Autobytel Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.001 per share (the “Common Stock”).  The dividend is payable on June 11, 2010 (the “Record Date”) to the stockholders of record on that date.  Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) at a price of $8.00 per one one-hundredth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment.  The description and terms of the Rights are set forth in the Tax Benefit Preservation Plan, dated as of May 26, 2010, as the same may be amended from time to time (the “Plan”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

The Plan is designed to help protect the Company’s tax net operating loss carryforwards.  The Plan is intended to act as a deterrent to any person or group from becoming or obtaining the right to become a “5-percent shareholder” (as such term is used in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder) or, in certain cases, increasing such person’s or group’s ownership of Common Stock, without the approval of the Board of Directors.  The Rights may cause substantial dilution to a person or group that attempts to acquire a certain percentage of shares in the Company on terms not approved by the Board of Directors.  Because of the dilution to a person or group that attempts to acquire a certain percentage of shares in the Company, the Plan may also have certain anti-takeover effects.  Additionally, the Board of Directors may redeem the Rights, as discussed more fully below.

Until the earlier to occur of (i) ten (10) business days following a public announcement that a person or group of affiliated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 4.90% or more of the shares of Common Stock then outstanding or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors before such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.90% or more of the then-outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates (or book entry shares in respect of the Common Stock) outstanding as of the Record Date, solely by such Common Stock certificate (or such book entry shares).

The Plan provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock.  Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates (or book entry shares in respect of the Common Stock) issued after the Record Date upon transfer or new issuances of Common Stock, as applicable, will contain a notation incorporating the Plan by reference and, with respect to any uncertificated book entry shares issued after the Record Date, proper notice will be provided that incorporates the Plan by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date, even without a notation incorporating the Plan by reference (or such notice, in the case of Book Entry shares), notice or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or book entry shares, as the case may be.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to (or credited to the account of) holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire upon the earliest of the close of business on May 26, 2014 (unless that date is advanced or extended), the time at which the Rights are redeemed or exchanged under the Plan, the end of the calendar month in which the Company’s 2011 annual meeting of stockholders occurs if stockholder approval of the Plan has not been received at such meeting, the repeal of Section 382 of the Code or any successor statute if the Board determines that the Plan is no longer necessary for the preservation of the Company’s tax benefits, the beginning of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward, or such time as the Board determines that a limitation on the use of the tax benefits under Section 382 would no longer be material to the Company.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The Rights are also subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock, or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, before the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable.  Each share of Preferred Stock will be entitled, when, as and if declared out of lawfully available funds, to a minimum preferential quarterly dividend payment of $1.00 per share or an amount equal to 100 times the dividend declared per share of Common Stock.  In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of the greater of $1.00 per share but will be entitled to an amount equal to 100 times the payment made per share of Common Stock.  Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock.  These rights are protected by customary anti-dilution provisions.  Shares of Preferred Stock shall rank junior to any other series of the Company’s preferred stock.

Because of the nature of the Preferred Stock’s dividend and liquidation rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

If any person or group of affiliated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price.

If any person or group of affiliated persons becomes an Acquiring Person, the Board of Directors may permit, in its sole discretion, the Rights, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), to be exercisable for 50% of the shares of Common Stock that would otherwise be purchasable upon the payment of the Purchase Price in consideration of the surrender to the Company of the exercised Rights and without other payment of the Purchase Price.

At any time after any person or group becomes an Acquiring Person and before the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having similar rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Common Stock or Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day before the date of exercise.

At any time before the time an Acquiring Person becomes such, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of adoption of the Plan (the “Redemption Price”).  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price as rounded to the nearest $0.01.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner.  After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner that does not adversely affect the interests of holders of the Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

A copy of the Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A.  A copy of the Plan is available free of charge from the Company.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Plan, as the same may be amended from time to time, which is hereby incorporated herein by reference.